Rule No. 424(b)(5)
                                                 Registration No. 33-56569



              SUBJECT TO COMPLETION, DATED OCTOBER 19, 1995
      PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 19, 1995

                                 $195,000,000


                                   [LOGO]


                           1995 PASS THROUGH TRUSTS
                   1995 PASS THROUGH CERTIFICATES, SERIES B1
                   1995 PASS THROUGH CERTIFICATES, SERIES B2
                   1995 PASS THROUGH CERTIFICATES, SERIES B3

                               --------------------

       The Pass Through Certificates offered hereby consist of Federal Express Corporation 1995 Pass Through Certificates, Series B1 in the
  aggregate amount of $      , Federal Express Corporation 1995 Pass Through
  Certificates, Series B2 in the aggregate amount of $    and Federal Express
  Corporation 1995 Pass Through Certificates, Series B3 in the aggregate amount of $ , which will represent fractional undivided interests in the Federal Express Corporation Pass Through Trust, 1995-B1, the Federal Express Corporation Pass Through Trust, 1995-B2 and the Federal Express Corporation Pass Through Trust, 1995-B3, respectively. Each Pass Through Trust will be formed pursuant to the Pass Through Agreement and a related Series Supplement between Federal Express Corporation (the "Corporation") and The Chase Manhattan Bank (National Association), not in its individual capacity but solely as the Pass Through Trustee under such Pass Through Trust. (continued on following page)

       Prior to their issuance there has been no market for the Pass Through Certificates and there can be no assurance that one will develop. See "Underwriting" in this Prospectus Supplement.

                               --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   Final                    Applicable                                   Proceeds to the
 Pass Through   Distribution    Aggregate     Interest      Price to      Discounts and     Pass Through
Certificates       Date          Amount        Rate        Public (1)    Commissions (2)   Trustee (1)(2)
--------------  -----------  -----------    ----------   ------------   ---------------  ---------------

Series B1.....               $                       %       100%                %             100%
Series B2.....                                               100                               100
Series B3.....                                               100                               100
                -----------  ------------   ----------   ------------   ---------------   -------------
Total                        $195,000,000                $195,000,000   $                 $ 195,000,000

----------
(1) Plus accrued interest, if any, at the applicable rate from the date of issuance of such Pass Through Certificates.

(2) The underwriting commissions, and certain other expenses relating to the offering estimated at $ , will be paid ratably by the Owner Participants. All of the proceeds from the sale of the Pass Through Certificates will be used to purchase the Equipment Trust Certificates from the Owner Trustee on behalf of the Owner Trusts. The Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                            -----------------------

      The Pass Through Certificates are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any orders in whole or in part. It is expected that delivery of the Pass Through Certificates in book-entry form will be made through the facilities of the Depository Trust Company against payment therefor in immediately available funds on or about October , 1995.

  Goldman, Sachs & Co.
                        J.P. Morgan Securities Inc.
                                                      Morgan Stanley & Co.
                                                           Incorporated

                            -----------------------

          The date of this Prospectus Supplement is October   , 1995.

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This Preliminary Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

  (continued from previous page)

       The property of each Pass Through Trust will, except as provided below, consist of Equipment Trust Certificates from each of three separate series of Equipment Trust Certificates being issued by the Owner Trustee for each of three separate Owner Trusts to finance or refinance a portion of the purchase price paid or to be paid by the Owner Trustee for each such Owner Trust of one of three Airbus A300F4-605R aircraft (each, and collectively, the "Aircraft"). The Aircraft were, or will be, leased to the Corporation by the Owner Trustee at the time of such purchase. For each of the Aircraft, three Equipment Trust Certificates, each of which will have a different principal amount, interest rate, maturity date and schedule of principal payments, will be issued under the related Indenture as nonrecourse obligations of NBD Bank, acting not in its individual capacity but solely as Owner Trustee of each separate Owner Trust (the "Owner Trustee"), and will be purchased from the Owner Trustee by the Pass Through Trustee.

       For each Pass Through Trust, all of the Equipment Trust Certificates purchased by the Pass Through Trustee will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates of such Pass Through Trust set forth on the cover of this Prospectus Supplement, and will have a maturity date on or before the final distribution date for such Pass Through Trust. Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, the Corporation, except as described below, the amounts payable by the Corporation under the Lease for each Aircraft and amounts payable by the Corporation while the proceeds of the sale of the related Equipment Trust Certificates are held in the Collateral Account will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

       During the period between the date of issuance of Equipment Trust Certificates by the Owner Trustee for one of the Owner Trusts and the delivery date of the related Aircraft, which is expected to be in November 1995, such Equipment Trust Certificates will not be secured by such Aircraft or the related Lease, but will be secured by the Collateral Account. Pursuant to the related Indenture, the Owner Trustee will deposit the proceeds from the sale of the related Equipment Trust Certificates into the Collateral Account for the benefit of the related Indenture Trustee. Sums deposited in the Collateral Account will be invested in direct obligations of the United States of America or obligations fully guaranteed by the United States of America and the Corporation will pay to the Indenture Trustee on demand any losses on such investments. On the delivery date of such Aircraft, upon satisfaction or waiver of the conditions to the Indenture Trustee's release of amounts in the Collateral Account, the Indenture Trustee will release such amounts. Such amounts will be applied by the Indenture Trustee in accordance with the related Participation Agreement to pay a portion of the purchase price for such Aircraft on the delivery date thereof.

       The Corporation will pay to the Indenture Trustee on such delivery date the excess, if any, of the portion of the purchase price for such Aircraft required to be paid by the Indenture Trustee over the amounts released from the Collateral Account. The Corporation is obligated to cause the proceeds of the Equipment Trust Certificates to be utilized to acquire such Aircraft in all circumstances other than the failure of the manufacturer to deliver such Aircraft. Accordingly, if the related Owner Participant does not make available its portion of the purchase price on the delivery date of such Aircraft or the Corporation does not enter into the related Lease on or prior to the Cut-off Date (defined herein) for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume on a fully recourse basis all of the obligations of the Owner Trustee under the related Equipment Trust Certificates pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. In such case, the Indenture Trustee will release the amounts in the Collateral Account to the Corporation to pay a portion of the purchase price for such Aircraft.

       Interest paid on the Equipment Trust Certificates held in each Pass Through Trust will be passed through to the related Certificateholders on March 19, 1996 and thereafter on each January 2 and July 2, commencing on July 2, 1996, at the rate per annum set forth on the cover of this Prospectus Supplement for the related Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Trust Certificates held in each Pass Through Trust will be passed through to the related Certificateholders in scheduled amounts on March 19, 1996 for the Series B1 Pass Through Certificates and, in the case of the Pass Through Trusts relating to the Series B2 Pass Through Certificates and the Series B3 Pass Through Certificates, thereafter on January 2 or July 2, or both, of each year, commencing on , , for the Series B2 Pass Through Certificates and commencing on , , for the Series B3 Pass Through Certificates, until the final distribution date for such Pass Through Trust.

       Prior to the maturity thereof, the Equipment Trust Certificates relating to any Aircraft may be purchased at the direction of the related Owner Participant and such Equipment Trust Certificates may be prepaid by the Owner Trustee, under the circumstances and at the prices described in this Prospectus Supplement under "Description of the Equipment Trust Certificates-Prepayment." Any such purchase or prepayment would result in an early distribution of principal paid in respect of the Pass Through Certificates.

       The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in, obligation of, or guarantee by the Corporation.

       IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PASS THROUGH CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                              PROSPECTUS SUMMARY

       The following is a summary of more detailed information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus and should be read only in conjunction with this Prospectus Supplement and the Prospectus.


                                 The Offering

  Glossary.............. A glossary of certain of the significant defined terms used in this Prospectus Supplement is included as an Appendix at the end of this Prospectus Supplement.

  Diagram of Payments... A diagram of payments illustrating certain of the payment flows in the Pass Through Trust structure for Aircraft leased by the Corporation appears on page 7 of the Prospectus.

  The Offering.......... The Pass Through Certificates offered hereby consist of Federal Express Corporation 1995 Pass Through Certificates, Series B1 (the "Series B1 Pass Through
                         Certificates") in the aggregate amount of $           ,
                         Federal Express Corporation 1995 Pass Through Certificates, Series B2 (the "Series B2 Pass Through Certificates") in the aggregate amount of $
                         and Federal Express Corporation 1995 Pass Through Certificates, Series B3 (the "Series B3 Pass Through
                         Certificates") in the aggregate amount of $           .
                         Each such series of Pass Through Certificates is a "Series" and the Pass Through Certificates of each Series and of all such Series, collectively, are the "Pass Through Certificates."

                         The Series B1 Pass Through Certificates, the Series B2 Pass Through Certificates and the Series B3 Pass Through Certificates will be issued by Federal Express Corporation Pass Through Trust, 1995-B1, Federal Express Corporation Pass Through Trust, 1995-B2 and Federal Express Corporation Pass Through Trust, 1995-B3, respectively (each a "Pass Through Trust"), to be formed pursuant to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the
                         "Pass Through Agreement") as supplemented by Series Supplement 1995-B1, Series Supplement 1995-B2 or Series Supplement 1995-B3 (each a "Series Supplement"), as the case may be, between the Corporation and The Chase Manhattan Bank (National Association), not in its individual capacity but solely as pass through trustee under each such Pass Through Trust (the "Pass Through Trustee") for the benefit of the registered holders (the "Certificateholders") of the related Series of Pass Through Certificates. Each Pass Through Certificate will represent a fractional undivided interest in the related Pass Through Trust.

  Trust Property........ The property held in each Pass Through Trust (the
                         "Trust Property") will consist, except as provided herein, of equipment trust certificates (the "Equipment Trust Certificates") from one of three separate series of Equipment Trust Certificates being issued as nonrecourse obligations by the Owner Trustee to finance or refinance the debt portion of the purchase price paid or to be paid by the Owner Trustee on behalf of each of three separate Owner Trusts for three Airbus A300F4-605R Aircraft, which were leased, or will be leased, to the Corporation in three separate leveraged lease transactions.

                         Each Pass Through Trust will include Equipment Trust Certificates with identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates of such Pass Through Trust as set forth on the cover of this Prospectus Supplement, and will have maturity dates on or before the final distribution date for such Pass Through Trust. For each Pass Through Trust, the aggregate principal amount of the Equipment Trust Certificates held in such Pass Through Trust will equal the aggregate amount of the related Series of Pass Through Certificates.

  Certificates Offered:
    Book Entry
    Registration........ Each Series of Pass Through Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, DTC and registered in its name or in the name of Cede, its nominee. No person acquiring a beneficial ownership interest in a Pass Through Certificate will be entitled to receive a certificate in certificated form representing such person's interest in the related Pass Through Trust, except in the limited circumstances described in "Description of the Pass Through Certificates-Book-Entry Procedures-Certificated
                         Form" in the Prospectus.

  Denominations......... The Pass Through Certificates of each Pass Through
                         Trust will be issued in minimum denominations of $1,000 or any integral multiple thereof.

  Regular Distribution
    Dates............... March 19, 1996 and thereafter on each January 2 and
                         July 2, commencing on July 2, 1996.

  Special Distribution
    Dates............... The second day of any month, except in certain circumstances, in which case it will be the date of receipt of proceeds by the Pass Through Trustee.

  Record Dates.......... March 4, 1996 for the March 19, 1996 Regular
                         Distribution Date, December 18 and June 17 for the January 2 and July 2 Regular Distribution Dates, respectively, and for any Special Distribution Date, the fifteenth day preceding such Special Distribution Date.

  Distributions of
  Scheduled Payments.... Payments of interest on the Equipment Trust
                         Certificates held in each Pass Through Trust are scheduled to be received by the Pass Through Trustee on March 19, 1996 and thereafter on each January 2 and July 2, commencing on July 2, 1996, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates. Interest on the Equipment Trust Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                         Payments of principal on such Equipment Trust Certificates are scheduled to be received in specified amounts on March 19, 1996 in the case of the Pass Through Trust relating to the Series B1 Pass Through Certificates and, in the case of the Pass Through Trusts relating to the Series B2 Pass Through Certificates and the Series B3 Pass Through Certificates, thereafter on January 2 or July 2, or both, of each year, commencing on , in the case of the Pass Through Trust relating to
                         the Series B2 Pass Through Certificates and
                         commencing on           , in the case of the Pass
                         Through Trust relating to the Series B3 Pass Through Certificates, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates. Such scheduled payments of principal of, and interest on, the Equipment Trust Certificates are referred to herein as "Scheduled Payments." See "Description of the Pass Through Certificates-Payments and Distributions" in the Prospectus.

  Distributions of
    Special Payments.... For any Pass Through Trust, any payments of principal, premium or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Trust Certificates held in such Pass Through Trust will be distributed on a Special Distribution Date after not less than 20 days' notice (or prompt notice in the case of an Event of Loss with respect to the related Aircraft).

  Method of
    Distributions....... Under the terms of the Pass Through Agreement, the
                         Corporation and the Pass Through Trustee will treat the persons in whose names the Pass Through Certificates are registered as the owners of such Pass Through Certificates for the purpose of receiving payments of principal and interest on such Pass Through Certificates and for all other purposes whatsoever. Therefore, neither the Corporation nor the Pass Through Trustee has any direct responsibility or liability for distributions or payments to owners of beneficial interests in the Pass Through Certificates. So long as the Pass Through Certificates are registered in the name of Cede, as nominee of DTC, distributions by the Pass Through Trustee, including the final distribution of principal with respect to the Pass Through Certificates of any Pass Through Trust, will be made in immediately available funds to DTC. See "Description of Pass Through Certificates-Book-Entry Procedures-Same-Day Settlement and Payment" in the Prospectus. DTC will in turn make distributions in immediately available funds to those participants in DTC who are credited with ownership of the Pass Through Certificates ("DTC Participants") in amounts proportionate to the amount of each such DTC Participant's respective holdings of beneficial interests in such Pass Through Certificates. Corresponding payments by the DTC Participants to beneficial owners of the Pass Through Certificates will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. See "Description of the Pass Through Certificates-Book Entry Procedures" in the Prospectus.

                         At such time, if ever, as the Pass Through
                         Certificates are issued in certificated form and not registered in the name of Cede, as nominee for DTC, distributions by the Pass Through Trustee to the related Certificateholders, other than the final distribution, will be made at the office of the Pass Through Trustee or, at the option of the Pass Through Trustee, by check mailed to each such Certificateholder of record on the applicable record date at its address appearing on the related register. The final distribution with respect to the Pass Through Certificates of any Pass Through Trust will be made only upon presentation and surrender thereof at the office or agency of the Pass Through Trustee. See "Description of the Pass Through Certificates-Payments and Distributions" in the Prospectus.

  Predelivery Funding... For one of the Indentures, the Aircraft related thereto will not have been delivered on the date of the issuance of the related Equipment Trust Certificates. Such Aircraft is expected to be delivered in November 1995. The Corporation is obligated to cause the proceeds of the Equipment Trust Certificates issued under such Indenture to be utilized to acquire such Aircraft in all circumstances other than the failure of the manufacturer to deliver such Aircraft. Accordingly, if the Owner Participant does not make available its committed portion of the purchase price for such Aircraft on the delivery date thereof or the Corporation does not enter into the related Lease on or prior to the Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume, on a full recourse basis, all of the obligations of the Owner Trustee under the related Equipment Trust Certificates.

  Equipment Trust
    Certificates:
    Prepayment or
    Purchase with
    Premium............. The Equipment Trust Certificates for each Aircraft shall be prepaid in whole, but not in part, (i) at
                         any time after            , 2000 in connection with a
                         refinancing of such Equipment Trust Certificates at the Corporation's election or (ii) on any scheduled rent payment date under the related Lease after July 2, 2001, in connection with a voluntary termination of such Lease because such Aircraft has become obsolete or surplus to the Corporation's needs, in each case at a prepayment price equal to the aggregate principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon and a premium, if any. Such premium, if any, with respect to each Equipment Trust Certificate will be payable prior to the dates set forth below (each, a "Premium Termination Date") and will be in an amount sufficient, when added to the principal repaid, to provide an amount upon prepayment that, if invested in United States Treasury securities with maturities comparable to the remaining weighted average life of such Equipment Trust Certificate, would preserve the pretax coupon yield of such Equipment Trust Certificate.

                         In addition, the Equipment Trust Certificates relating to any Aircraft will be subject to prepayment or purchase at the direction of the related Owner Participant in whole, but not in part, prior to the maturity thereof at a price equal to the aggregate principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon and premium, if any (calculated as described above), if, prior to the relevant Premium Termination Date, (i) a Lease Event of Default under the related Lease has occurred and has continued for not more than 180 days and (ii) such Equipment Trust Certificates have not been accelerated.

                         See "Description of the Equipment Trust
                         Certificates-The Leases-Purchase Options" in this Prospectus Supplement for a discussion of prepayments with a premium in connection with the Corporation's exercise of certain options or elections prior to the relevant Premium Termination Date relating to the purchase of the Aircraft under certain circumstances.

                                                                Premium
                                         Trust              Termination Date

                         1995-B2........................
                         1995-B3........................

  Equipment Trust
    Certificates:
    Prepayment or
    Purchase without
    Premium............. For any Aircraft, the related Equipment Trust
                         Certificates will be prepaid in whole, but not in part, prior to the maturity thereof at a price equal to the aggregate principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon, but without premium, upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by the Corporation under the related Indenture.

                         In addition, the Equipment Trust Certificates relating to any Aircraft will be subject to (A) prepayment or purchase at the direction of the related Owner Participant in whole, but not in part, prior to the maturity thereof at a price equal to the principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon, but without premium, if (i) a Lease Event of Default under the related Lease has occurred and has continued for more than 180 days or (ii) such Equipment Trust Certificates have been accelerated and (B) prepayment in whole, but not in part, prior to the maturity thereof at a price equal to the principal amount of such Equipment Trust Certificates plus accrued but unpaid interest thereon, but without premium if, in the case of one Indenture, the manufacturer of the related Aircraft has not delivered such Aircraft on or prior to the Cut-off Date.

                         Any prepayment of the Equipment Trust Certificates held in the Series 1995-B1 Trust will be without premium.

  Equipment Trust
    Certificates:
    Security............ Except as provided below, the principal amount of the related Equipment Trust Certificates, premium, if any, and interest thereon will be secured by a security interest in each Aircraft and an assignment to the Indenture Trustee of certain of the Owner Trustee's rights under the related Lease, including the right to receive rental payments, subject to certain exceptions, payable by the Corporation in respect of such Aircraft. Unless and until an Indenture Event of Default has occurred and is continuing under an Indenture, the Indenture Trustee generally may not exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive rental payments due under such Lease. Even when an Indenture Event of Default has occurred and is continuing, certain rights under such Lease may be exercised by the Owner Trustee and the related Owner Participant.

                         In the case of the Indenture subject to the Predelivery Funding described above, the principal amount of the Equipment Trust Certificates issued by the Owner Trustee under such Indenture will be secured prior to delivery of the related Aircraft by the Collateral Account, which will be funded by the proceeds of the sale of such Equipment Trust Certificates. Funds deposited in the Collateral Account will be invested in obligations of, or guaranteed by, the United States of America. The Corporation will pay to the Indenture Trustee any losses on such specified investments. Earnings on such Collateral Account will be paid to the Corporation and the Corporation will pay to the Indenture Trustee on the Regular Distribution Date falling on or closest to March 19, 1996 interest due on the related Equipment Trust Certificates accrued for the period from the date of issuance of such Equipment Trust Certificates to, but excluding, the delivery date of the such Aircraft.

                         Amounts in the Collateral Account will be released on the delivery date of such Aircraft and used to fund a portion of the purchase price to be paid by either the Owner Trustee on such date or, if the Corporation is required to purchase such Aircraft as provided above, the Corporation on such date. The Corporation will pay to the Indenture Trustee on such delivery date the excess, if any, of the portion of the purchase price for such Aircraft required to be paid by the Indenture Trustee over the amounts released from the Collateral Account. If such Equipment Trust Certificates are subject to prepayment on the Cut-off Date as provided above, the Corporation will be obligated to pay to the Indenture Trustee, together with any losses on the investments in the Collateral Account, such additional amounts as will be required to pay the amount of interest accrued on such Equipment Trust Certificates through the Cut-off Date.

                         There will be no cross-collateralization provisions in the Indentures and, consequently, the Equipment Trust Certificates issued in respect of one of the Aircraft will not be secured by the other Aircraft or the Lease related thereto. There will be no cross-default provisions in the Indentures and, consequently, events resulting in an Indenture Event of Default under one Indenture may not result in an Indenture Event of Default occurring under the other Indenture. If the Equipment Trust Certificates issued in respect of one or the other Aircraft are in default, the Equipment Trust Certificates issued in respect of the other Aircraft may not be in default and, if not in default, no remedies will be exercisable under the Indenture with respect to such other Aircraft. See "Description of the Equipment Certificates-Security" in the Prospectus and "Description of Equipment Trust Certificates-Indenture Events of Default, Notice and Waiver" in this Prospectus Supplement.

                         Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, the Corporation, except as described above, the amounts payable by the Corporation under the Lease for each Aircraft and amounts payable by the Corporation while the proceeds of the sale of the related Equipment Trust Certificates are held in the Collateral Account (together with the amounts in the Collateral Account) will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

The Pass Through
  Trustee; the
  Indenture Trustee... The Chase Manhattan Bank (National Association) will be the Pass Through Trustee for each Pass Through Trust and the Paying Agent, Authenticating Agent and Registrar for the Pass Through Certificates. In addition, The Chase Manhattan Bank (National Association) will be the Indenture Trustee under the Indentures pursuant to which the Equipment Trust Certificates will be issued. See "Description of the Pass Through Certificates-The Pass Through Trustee; the Indenture Trustee" in the Prospectus.

Federal Income Tax
  Consequences........ The Pass Through Trusts will not be classified as associations taxable as corporations, but, rather, will be classified as grantor trusts under subpart E,
                       Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the Equipment Trust Certificates and any other property held in the related Pass Through Trust. Each Certificateholder should report on its federal income tax return its pro rata share of the entire income from each of the Equipment Trust Certificates and other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting. See "Federal Income Tax Consequences" in the
                       Prospectus.

ERISA Considerations.. The Pass Through Certificates are eligible for purchase by an employee benefit plan subject to Title I of ERISA or individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan") if such ERISA Plan determines that an administrative or a statutory exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code is applicable to its purchase and holding of the Pass Through Certificates, or such ERISA Plan determines that its purchase and holding of the Pass Through Certificates will not result in a prohibited transaction. A fiduciary of an ERISA Plan contemplating the purchase of any Pass Through Certificate should carefully consider how the purchase will relate to the plan's investment portfolio and whether a prohibited transaction could result from such purchase. Certain governmental and non-electing church plans which are not subject to Title I of ERISA or Section 4975 of the Code must determine the availability of exemptive relief, if necessary, under federal, state or local laws for their investment in the Pass Through Certificates. See "ERISA Considerations" in this Prospectus Supplement.


                        FEDERAL EXPRESS CORPORATION

     The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                              USE OF PROCEEDS

     All of the proceeds from the sale of the Pass Through Certificates will be used by the Pass Through Trustee to purchase at par all of the Equipment Trust Certificates to be issued by the Owner Trustee for each of three separate Owner Trusts under a separate trust indenture and security agreement between The Chase Manhattan Bank (National Association), not in its individual capacity but solely as the indenture trustee (the "Indenture Trustee"), and the Owner Trustee (each, an "Indenture").

     For one of the Aircraft, the proceeds from the sale of the related Equipment Trust Certificates will be used to finance a portion of the purchase price to be paid by the Owner Trustee on behalf of the related Owner Trust (or, in certain circumstances, by the Corporation) for such Aircraft, unless the manufacturer fails to deliver such Aircraft by the Cut-off Date. For the other two Aircraft, the proceeds from the sale of the related Equipment Trust Certificates will be used by the Owner Trustee to refinance the aggregate outstanding principal amount of the loan certificates of the related Owner Trust issued under the Indenture as originally executed in connection with the leveraged lease transaction relating to such Aircraft. The aggregate principal
amount of such original loan certificates is $66,000,000 and $           for
each of the two Aircraft. Each such original loan certificate bears interest at a floating rate determined from time to time by reference to London interbank offered rates, the federal funds rate or the prime rate and has a
maturity date of January 2, 2018 or                , as the case may be.

     The aggregate principal amount of the Equipment Trust Certificates related to each Aircraft will not exceed 80% of the purchase price paid or to be paid for such Aircraft by the Owner Trustee, and the owner participant named in the related Trust Agreement (each, an "Owner Participant") will have provided or will provide, from sources other than the related Equipment Trust Certificates, at least 20% of the purchase price paid or to be paid by the Owner Trustee for such Aircraft. The underwriting commissions and certain other expenses relating to the offering of the Pass Through Certificates will be paid ratably by the Owner Participants as set forth on the cover of this Prospectus Supplement.

     For one Indenture, the Aircraft related thereto will not have been delivered on the date of the issuance of the related Equipment Trust Certificates. Such Aircraft is expected to be delivered in November 1995. The Corporation is obligated to cause the proceeds of the Equipment Trust Certificates issued under such Indenture to be utilized to acquire such Aircraft in all circumstances other than the failure of the manufacturer to deliver such Aircraft. Accordingly, if the related Owner Participant does not make available its portion of the purchase price for such Aircraft on the delivery date thereof or the Corporation does not enter into the related Lease on or prior to the Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume, on a fully recourse basis, all of the obligations of the Owner Trustee under the related Equipment Trust Certificates. If the assumption described in the preceding sentence occurs, the Equipment Trust Certificates will be "Owned Aircraft Certificates" as described in the Prospectus and the provisions applying to "Owned Aircraft" as so described will be applicable to such Aircraft.


               DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following description of the particular terms of the Pass Through Certificates offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Pass Through Certificates set forth in the Prospectus, reference to which is hereby made.

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Pass Through Agreement and to the provisions of each Series Supplement. The Pass Through Agreement and each Series Supplement, together with the forms of the related Indentures and other related documents to be used in connection with the transactions described herein, will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Securities and Exchange Commission (the "Commission") in connection with this offering.

     The Pass Through Certificates offered hereby will be issued by Federal Express Corporation Pass Through Trust, 1995-B1, Federal Express Corporation Pass Through Trust, 1995-B2 and Federal Express Corporation Pass Through Trust, 1995-B3, to be formed pursuant to the Pass Through Agreement and Series Supplement 1995-B1, Series Supplement 1995-B2 or Series Supplement 1995-B3, as the case may be, to be entered into between the Corporation and the Pass Through Trustee on the date of issuance of the related Pass Through Certificates. Each Series Supplement will contain substantially the same terms and conditions, except that the interest rate, the scheduled repayments of principal, the maturity date applicable to the Equipment Trust Certificates held in each Pass Through Trust, the aggregate principal amount of such Equipment Trust Certificates, the Premium Termination Date and the final distribution date applicable to each Pass Through Trust will differ.

     The Pass Through Agreement does not, and the Series Supplements and the Indentures will not, include covenants that would afford
Certificateholders protection in the event of a highly leveraged transaction involving the Corporation.


Payments and Distributions

     The Pass Through Certificates will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the Pass Through Trust pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Trust Certificates, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each Pass Through Certificate will represent a pro rata share of the Equipment Trust Certificates held in the related Pass Through Trust and will be issued only in minimum denominations of $1,000 or any integral multiple thereof. (Pass Through Agreement, Article II)

     The Pass Through Certificates will be issued pursuant to a book-entry system and will be registered in the name of Cede as the nominee of DTC. No owner of a beneficial interest in the Pass Through Certificates will be entitled to receive a certificate representing such person's interest, except as set forth in the Prospectus. Unless and until certificates are issued in certificated form under the circumstances described in the Prospectus, all references to actions by Certificateholders refer to actions taken by DTC upon instructions from DTC Participants (as defined in the Prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to owners of a beneficial interest in the Pass Through Certificates in accordance with DTC procedures. (Pass Through Agreement, Section 2.12) See "Description of the Pass Through Certificates-Book Entry Procedures" in the Prospectus.

     The Regular Distribution Dates for each Pass Through Trust are
March 19, 1996, January 2 and July 2. Payments of interest on the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received by the Pass Through Trustee on March 19, 1996 and thereafter on each January 2 and July 2, commencing on July 2, 1996, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates. For each Pass Through Trust, the Equipment Trust Certificates held in such Pass Through Trust will accrue interest on the unpaid principal amount thereof at the rate per annum set forth on the cover of this Prospectus Supplement applicable to the related Pass Through Certificates, which is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of principal on the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received in specified amounts on March 19, 1996 in the case of the Pass Through Trust relating to the Series B1 Pass Through Certificates and, in the case of the Pass Through Trusts relating to the Series B2 Pass Through Certificates and the Series B3 Pass Through Certificates, thereafter on January 2 or July 2, or both, of each year, commencing on , in the case of the Pass Through Trust relating to the Series B2 Pass Through Certificates and commencing on , in the case of the Pass Through Trust relating to the Series B3 Pass Through Certificates, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates. The record dates for the respective Regular Distribution Dates are March 4, 1996, December 18 and June 17. For each Pass Through Trust, the Equipment Trust Certificates that will be held in such Pass Through Trust and the dates for, and the corresponding amounts of, the Scheduled Payments of principal on such Equipment Trust Certificates are set forth under "Description of the Equipment Trust Certificates-General" in this Prospectus Supplement.

     For each Pass Through Trust, the Special Distribution Dates will be the second day of any month, except that the Special Distribution Date will correspond to the date of the receipt of proceeds by the Pass Through Trustee in the case of an Event of Loss with respect to the related Aircraft or a refinancing of the related Equipment Trust Certificates. The record date for any Special Distribution Date will be the fifteenth day preceding such Special Distribution Date.

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

     At such time, if ever, as the Pass Through Certificates are issued in certificated form, for each Pass Through Trust, any Scheduled Payment or Special Payment to be distributed by such Pass Through Trust will be payable at the corporate trust office of the Paying Agent in New York, New York, or at such other office or agency in the United States maintained for the payment of the related Pass Through Certificates. All amounts payable by the Paying Agent on behalf of the Pass Through Trustee may, however, at the option of the Paying Agent or the Pass Through Trustee, be paid by check mailed to the person entitled thereto at the address shown in the Register for the applicable Series of Pass Through Certificates. (Pass Through Agreement,
Section 5.02(d))


The Paying Agent, Authenticating Agent and Registrar

     The Pass Through Trustee will be the Paying Agent, Authenticating Agent and Registrar for each Pass Through Trust and the Indenture Trustee under each of the Indentures pursuant to which the Equipment Trust Certificates will be issued.


Pool Factors

     As of the date of issuance of the Pass Through Certificates by the Pass Through Trustee, and assuming that no prepayment or default in respect of the payment of any Equipment Trust Certificates shall occur, the aggregate scheduled repayments of principal on such Equipment Trust Certificates for each Pass Through Trust, and the resulting Pool Factors for such Pass Through Trusts after taking into account each such repayment, are set forth below:

              Pass Through Trust,   Pass Through Trust,   Pass Through Trust,
                   1995-B1               1995-B2               1995-B3
              --------------------  --------------------  --------------------
               Scheduled             Scheduled             Scheduled
               Principal             Principal             Principal
              Payments on           Payments on           Payments on
  Regular      Equipment             Equipment             Equipment
Distribution    Trust        Pool      Trust       Pool      Trust       Pool
    Date      Certificates  Factor  Certificates  Factor  Certificates  Factor
------------  ------------  ------  ------------  ------  ------------  ------
              $                     $                     $



              DESCRIPTION OF THE EQUIPMENT TRUST CERTIFICATES

     The following description of the particular terms of the Equipment Trust Certificates supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Equipment Trust Certificates set forth in the Prospectus, reference to which is hereby made.

    The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Indentures, the Equipment Trust Certificates, the Leases, the Participation Agreements, the Trust Agreements and other related documents to be used in connection with the transactions described herein, the forms of which will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering. The provisions of the Indentures, the Equipment Trust Certificates, the Leases and the Participation Agreements which relate to each of the Aircraft and that are summarized below are substantially the same, except where otherwise indicated.


General

    The Equipment Trust Certificates, except as described above, will be nonrecourse obligations of the Owner Trustee, in each case acting for the Owner Trust for the benefit of the related Owner Participant, and will be authenticated under an Indenture by the Indenture Trustee. Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, the Corporation, except as described above, the amounts payable by the Corporation under the Lease for each Aircraft and amounts payable by the Corporation while the proceeds of the sale of the related Equipment Trust Certificates are held in the Collateral Account (together with the amounts in the Collateral Account) will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

    For each of the Owner Trusts, three Equipment Trust Certificates, each of which will have a different interest rate, maturity date and schedule of principal payments, will be issued under the related Indenture. The aggregate principal amounts of the Equipment Trust Certificates to be issued with respect to each Owner Trust, as such Equipment Trust Certificates will be held in each of the Pass Through Trusts, are as follows:

                         Pass Through   Pass Through   Pass Through
                            Trust           Trust         Trust
                           1995-B1         1995-B2       1995-B3
                                %                %             %
                          Equipment      Equipment       Equipment
    Aircraft                Trust          Trust           Trust     Total Per
  Designation            Certificates   Certificates   Certificates   Aircraft
-------------------      ------------   ------------   ------------  ---------

1. Federal Express
   Corporation
   Trust No. N660FE..... $              $              $             $
2. Federal Express
   Corporation
   Trust No. N661FE.....
3. Federal Express
   Corporation
   Trust No. N663FE.....
                         ------------   ------------   ------------  ---------
      Total............. $              $              $             $
                         ============   ============   ============  =========

     For each Pass Through Trust, the Equipment Trust Certificates held in such Pass Through Trust will accrue interest on the unpaid principal amount thereof at the rate per annum set forth on the cover of this Prospectus Supplement applicable to the related Pass Through Certificates, which will be payable to the Pass Through Trustee on March 19, 1996 and thereafter on each January 2 and July 2, commencing on July 2, 1996, until the final distribution date for such Pass Through Trust. Interest on the Equipment Trust Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For any Equipment Trust Certificate, any overdue payment of principal, interest or any other amount payable thereon will accrue interest from the due date for such amount to the date such amount is paid in full at a rate per annum equal to 2% plus the interest rate otherwise applicable to such Equipment Trust Certificate. (Indentures, Section 2.04)

     Each Pass Through Trust will hold Equipment Trust Certificates upon which principal is payable through mandatory sinking fund redemptions on March 19, 1996 in the case of Equipment Trust Certificates held in the Pass Through Trust relating to the Series B1 Pass Through Certificates and, in the case of Equipment Trust Certificates held in the Pass Through Trusts relating to the Series B2 Pass Through Certificates and Series B3 Pass Through Certificates,
thereafter on January 2 or July 2, or both, of each year, commencing on    ,
in the case of Equipment Trust Certificates held in the Pass Through Trust
relating to the Series B2 Pass Through Certificates and commencing on      ,
in the case of Equipment Trust Certificates held in the Pass Through Trust relating to the Series B3 Pass Through Certificates, in each case according to the schedule of principal amounts to be redeemed on each sinking fund redemption date set forth on the following page.

                        Pass Through Trust, 1995-B1
                      % Equipment Trust Certificates

  Regular
Distribution               Aircraft      Aircraft      Aircraft      Aggregate
   Date                     No. 1         No. 2         No. 3         Total
-------------              --------      --------      --------      ---------

                           $             $             $             $
                           --------      --------      --------      ---------
  Total................    $             $             $             $
                           ========      ========      ========      =========


                        Pass Through Trust, 1995-B2
                      % Equipment Trust Certificates

  Regular
Distribution               Aircraft      Aircraft      Aircraft      Aggregate
   Date                     No. 1         No. 2         No. 3         Total
-------------              --------      --------      --------      ---------

                           $             $             $             $
                           --------      --------      --------      ---------
  Total................    $             $             $             $
                           ========      ========      ========      =========


                        Pass Through Trust, 1995-B3
                      % Equipment Trust Certificates

  Regular
Distribution               Aircraft      Aircraft      Aircraft      Aggregate
    Date                     No. 1         No. 2         No. 3         Total
-------------              --------      --------      --------      ---------

                           $             $             $             $
                           --------      --------      --------      ---------
  Total................    $             $             $             $
                           ========      ========      ========      =========

     The mandatory sinking fund redemptions will retire the full principal amount of the Equipment Trust Certificates issued under each Indenture. (Indentures, Section 6.06)

     If any amount payable under any Equipment Trust Certificate or the related Indenture falls due on a day that is not a Business Day, then such amount shall be paid on the next succeeding Business Day without additional interest. (Indentures, Section 3.01)


Pre-Funding Period

     During the period between the date of issuance of the related Equipment Trust Certificates and the delivery date of one of the Aircraft, the related Equipment Trust Certificates will not be secured by such Aircraft or the related Lease, but will be secured by the Collateral Account. Pursuant to the related Indenture, the Owner Trustee will deposit the proceeds from the sale of the related Equipment Trust Certificates into the Collateral Account for the benefit of the related Indenture Trustee. Funds deposited in the Collateral Account will be invested in direct obligations of the United States of America or obligations fully guaranteed by the United States of America and the Corporation will pay to the Indenture Trustee any losses on such investments. On the delivery date of such Aircraft, upon satisfaction or waiver of the conditions to the Indenture Trustee's release of amounts in the Collateral Account, the Indenture Trustee shall release such amounts. Such amounts will be applied by the Indenture Trustee in accordance with the related Participation Agreement to pay a portion of the purchase price for such Aircraft on the delivery date thereof. The Corporation will pay to the Indenture Trustee on such delivery date the excess, if any, of the portion of the purchase price for such Aircraft required to be paid by the Indenture Trustee over the amounts released from the Collateral Account net of investment earnings (which will be paid to the Corporation). (Indenture Sections 2.13, 2.14 and 2.15; Participation Agreement, Section 17.02 for Federal Express Corporation Trust No. N663FE) If the related Owner Participant does not make available its portion of the purchase price on the delivery date of such Aircraft or the Corporation does not enter into the related Lease on or prior to the Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume on a fully recourse basis all of the obligations of the Owner Trustee under the related Equipment Trust Certificates pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. In such case, the Indenture Trustee will release the amounts in the Collateral Account to the Corporation to pay a portion of the purchase price for such Aircraft. (Participation Agreement, Section 3.05)

     If such Equipment Trust Certificates are subject to prepayment on the Cut-off Date as provided below, the Corporation will be obligated to pay to the Indenture Trustee, together with any losses on the investments in the Collateral Account, such additional amounts as will be required to pay the amount of interest accrued on such Equipment Trust Certificates through the Cut-off Date. (Participation Agreement, Section 17.02 for Federal Express Trust No. N663FE)


Prepayment

     Prepayment with Premium. For any Aircraft, the related Equipment
Trust Certificates will be prepaid in whole, but not in part, (i) at any
time after     , 2000 in connection with a refinancing of such Equipment Trust
Certificates at the Corporation's election or (ii) on any scheduled rent payment date under the related Lease after July 2, 2001 in connection with a voluntary termination of such Lease because such Aircraft has become obsolete or surplus to the Corporation's needs. (Indentures, Article VI; Leases, Article 10; Participation Agreements, Section 15.01) (For a discussion of prepayments with a premium in connection with the
Corporation's exercise of certain options or elections relating to the purchase of the Aircraft under certain circumstances, see "The Leases--Purchase Options.") Such prepayment shall be at a prepayment price for each such Equipment Trust Certificate equal to the principal amount of such Equipment Trust Certificate, together with accrued but unpaid interest
thereon to the prepayment date, plus if such prepayment is made prior to    ,
in the case of Equipment Trust Certificates held in the Series 1995-B2
Trust and    , in the case of Equipment Trust Certificates held in the Series
1995-B3 Trust (each such date, a "Premium Termination Date") an additional amount, if any, which, when added to such principal and interest would, if invested at such time in United States Treasury securities with maturities comparable to the Remaining Weighted Average Life (as defined below) of such Equipment Trust Certificate, yield the holder thereof a pretax yield equivalent to the yield the holder would have realized had such holder held such Equipment Trust Certificate to its maturity date (the "Make-Whole Premium"). (Indentures, Section 6.02)

     The Make-Whole Premium for any Equipment Trust Certificate to be prepaid will be calculated by an independent investment banking institution of national standing appointed by the Corporation or, under certain circumstances, appointed by the Indenture Trustee (an "Independent Investment Banker"). In calculating the Make-Whole Premium, the Independent Investment Banker will first determine the Treasury Yield (as defined below) applicable to such Equipment Trust Certificate. The Independent Investment Banker then will determine the present values of (i) the remaining payments of interest on such Equipment Trust Certificate (excluding interest accrued from the immediately preceding payment date to the date of prepayment) and (ii) the remaining payments of principal on such Equipment Trust Certificate by discounting such payments in accordance with generally accepted financial practices on the basis of a 360-day year consisting of twelve 30-day months on a semiannual basis at a discount rate equal to the Treasury Yield. If the sum of these present values exceeds the unpaid principal amount of the Equipment Trust Certificate to be prepaid, the difference will be the Make-Whole Premium payable upon prepayment. If the sum is equal to or less than such principal amount, there will be no Make-Whole Premium payable upon prepayment of such Equipment Trust Certificate. (Indentures, Article I) In addition to the amounts described above, the aggregate prepayment price to be paid on such prepayment date will include all other amounts due the Indenture Trustee or any holder of the applicable Equipment Trust Certificates under the related Indenture, Participation Agreement or Lease. (Indentures, Section 6.02)

     For purposes of determining the Make-Whole Premium for an Equipment Trust Certificate having a maturity date less than one year after the applicable prepayment date, "Treasury Yield" means the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of the maturity date of such Equipment Trust Certificate. In the case of an Equipment Trust Certificate having a maturity date one year or more after the applicable prepayment date, "Treasury Yield" means the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker and reasonably acceptable to the Corporation) corresponding in maturity to the Remaining Weighted Average Life of such Equipment Trust Certificate (or if there is no corresponding maturity, an interpolation of maturities determined by the Independent Investment Banker). In each case, the Treasury Yield will be determined by the Independent Investment Banker based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m., New York time, on the second business day preceding the prepayment date. "Remaining Weighted Average Life" means, for any Equipment Trust
Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining payment of principal on such Equipment Certificate, including the payment due on the maturity date of such Equipment Trust Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Trust Certificate. (Indentures, Articles I and VI)

     If (i) a Lease Event of Default under the Lease relating to any Aircraft has occurred and has continued for not more than 180 days and (ii) the related Equipment Trust Certificates have not become due and payable pursuant to the remedies provisions of the related Indenture, then such Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant on the second day of any month upon not less than 30 days' irrevocable notice of such prepayment or purchase. Such prepayment or purchase shall be at a price equal to the aggregate principal amount of such Equipment Trust Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment or purchase, plus, if prior to the relevant Premium Termination Date, the Make-Whole Premium, if any, calculated for each such Equipment Trust Certificate as set forth above and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease. (Indentures,
Article VI and Section 8.02)

     Prepayment without Premium. For any Aircraft, the related Equipment Trust Certificates will be subject to prepayment in whole, but not in part, if an Event of Loss occurs to such Aircraft unless a replacement aircraft has been substituted for the Aircraft. See "The Leases-Events of Loss" below. Such prepayment shall be at a prepayment price equal to the aggregate principal amount of such Equipment Trust Certificates together with accrued but unpaid interest thereon to the prepayment date and all other amounts due the Indenture Trustee or any holder of such Equipment Trust Certificates under the related Indenture, Participation Agreement or Lease, but without Make-Whole Premium. (Indentures, Section 6.02)

     If (i) a Lease Event of Default under the Lease relating to any Aircraft has occurred and has continued for more than 180 days or (ii) the Equipment Trust Certificates issued under the related Indenture have become due and payable pursuant to the remedies provisions of such Indenture, then such Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant on the second day of any month upon not less than 30 days' irrevocable notice of such prepayment or purchase. In any such case, the Owner Trustee must deposit with the Indenture Trustee on the date designated for such prepayment or purchase an amount equal to the aggregate principal amount of such Equipment Trust Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment or purchase and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease, but without Make-Whole Premium. (Indentures, Article VI and Section 8.02)

     In addition, in the case of one Indenture, if the related Aircraft has not been delivered by the manufacturer thereof by the Cut-off Date, then the Equipment Trust Certificates issued under such Indenture will be prepaid in full on the Cut-off Date and on the Cut-off Date, the Indenture Trustee will apply the proceeds of the Collateral Account together with the amounts required to be paid by the Corporation to pay the aggregate principal amount of such Equipment Trust Certificates, together with accrued interest thereon. (Indentures, Section 2.19 for Federal Express Corporation Trust No. N663FE)
Any prepayment of Equipment Trust Certificates held in the Series 1995-B1
Trust will be without premium.


Investment of Funds

     The proceeds from the sale of the Equipment Trust Certificates deposited in the Collateral Account will be invested in Specified Investments. "Specified Investments" mean any of the following: (a) direct obligations of the United States of America and (b) obligations fully guaranteed by the United States of America. The Corporation will pay to the Indenture Trustee any losses on such Specified Investments. Such Specified Investments will be held through maturity and must mature prior to the scheduled delivery date for the related Aircraft. If the delivery date is postponed, the proceeds of such investments maturing prior to such postponed delivery date will be invested in Specified Investments and any such Specified Investments must mature prior to the rescheduled delivery date or, if no notice of rescheduled delivery date has been given, prior to the Cut-off Date.

     Funds (other than funds in the Collateral Account), if any, held from time to time by the Indenture Trustee with respect to any Aircraft will be invested, except under certain circumstances, upon the written instructions of the Corporation in direct obligations of, or obligations fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances, time deposits or deposit accounts with certain banks, trust companies or national banking associations; or commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization. The Corporation will be responsible for any loss realized upon maturity, sale or other disposition of any such investment. (Indentures, Section 5.08; Leases, Section 23.01)


Indenture Events of Default, Notice and Waiver

     Events of default under each Indenture (each, an "Indenture Event of Default") include:

     (a) any Lease Event of Default under the Lease related to such Indenture (other than a Lease Event of Default arising solely as a result of the failure to make certain payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture which will constitute an Indenture Event of Default under any such Indenture upon notification by the related Owner Participant) (see "The Leases-Lease Events of Default" below);

     (b) any failure by the Owner Trustee other than by reason of a Lease Event of Default or a default under the related Lease (i) to pay principal, interest or Make-Whole Premium, if any, with respect to any related Equipment Trust Certificates when due, continued for 10 Business Days or (ii) to pay any other amounts when due under such Indenture or the Equipment Trust Certificates issued thereunder continued for 30 days (the longest period under any Indenture) after demand for such payment is given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

     (c) any representation or warranty made by NBD Bank, the Owner Trustee, the related Owner Participant or any related Guarantor or Owner Trustee guarantor, in specified articles of the related Participation Agreement, Lease or Guaranty, if any, in any document or certificate furnished by any of the foregoing to the Indenture Trustee or any holder of the related Equipment Trust Certificates, proves to have been incorrect when made and was and remains in any respect material to the holders of the related Equipment Trust Certificates, and such misrepresentation is not corrected within 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by holders holding a specified percentage of the aggregate principal amount of related outstanding Equipment Trust Certificates;

     (d) any failure by NBD Bank, the Owner Trustee or the related Owner Participant, or any related Guarantor or Owner Trustee guarantor
(i) to observe specified covenants in such Indenture or the related Participation Agreement or (ii) to observe any other covenant made by such party in such Indenture, the related Participation Agreement, Trust Agreement, any Guaranty and any Owner Trustee guaranty, as the case may be, continued for a period of 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by the holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

     (e) the occurrence of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee or any Owner Trustee guarantor or the related Owner Participant, Owner Trust or Guarantor, if any; or

     (f) any Guaranty or Owner Trustee guaranty ceases to be a valid and enforceable obligation of the Guarantor or Owner Trustee guarantor, respectively, or to be in full force and effect. (Indentures, Section 7.01)

        Each Indenture provides that, unless and until an Indenture Event of Default has occurred and is continuing, the Indenture Trustee generally may not exercise any of the rights of the Owner Trustee under the related Lease assigned to the Indenture Trustee under such Indenture, except the right to receive rental payments due under such Lease. Whether or not an Indenture Event of Default has occurred and is continuing, the Owner Trustee and the related Owner Participant may, subject to certain limitations, exercise certain rights under such Lease, including the right to adjust scheduled rental payments and the percentages relating to stipulated loss value and termination value. (Indentures, Section 8.01) See "Description of the Equipment Certificates-Security" in the Prospectus.

        There are no cross-default provisions in the Indentures and any event resulting in an Indenture Event of Default under one Indenture will not necessarily result in the occurrence of an Indenture Event of Default under the other Indentures.

        If a Lease Event of Default occurs under the related Lease as a result of the Corporation's failure to make any scheduled rental payment under such Lease and the Owner Trustee pays all principal and interest on the related Equipment Trust Certificates then due (as well as any interest on overdue principal and interest, but not including any principal or interest becoming due on account of such Lease Event of Default) on or prior to the date 15 Business Days after such Lease Event of Default then
(i) the failure of the Corporation to make such payment will not constitute an Indenture Event of Default under such Indenture and (ii) any declaration based solely thereon will be deemed to be automatically rescinded. The related Owner Participant and the Owner Trustee, collectively, may not cure more than three consecutive such Lease Events of Default or more than six such Lease Events of Default in total. (Indentures, Section 8.03(a))

        If a Lease Event of Default under the related Lease occurs for any reason other than the Corporation's failure to make any scheduled rental payment under such Lease, and the Owner Trustee cures such Lease Event of Default prior to the date 15 Business Days after such Lease Event of Default then (i) the failure of the Corporation to perform such covenant, condition or agreement which is cured by the Owner Trustee will not constitute an Indenture Event of Default under such Indenture and (ii) any declaration based solely thereon will be deemed to be automatically rescinded. (Indentures, Section 8.03(b))

     Each Indenture provides that the Indenture Trustee must, within 90 days after the occurrence of any event that is a default under such Indenture and is actually known to a responsible officer of the Indenture Trustee, notify the holders of the related Equipment Trust Certificates of such default. Under no circumstances, however, except in the case of a default in the payment of the principal of or interest on any related Equipment Trust Certificates, may the Indenture Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Indenture Trustee will be protected in withholding such notice, except in the case of a default in the payment of the principal of or interest on any related Equipment Trust Certificate, if it in good faith determines that the withholding of such notice is in the interests of the holders of such Equipment Trust Certificates. (Indentures, Section 7.12)

     The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under an Indenture to which an Indenture Event of Default relates may on behalf of all holders thereof waive any past Indenture default thereunder and its consequences, except that consent from each holder of Equipment Trust Certificates issued under such Indenture is required with respect to a waiver of such a default in the payment of the principal of, Make-Whole Premium, if any, or interest on any such Equipment Trust Certificate or in respect of any covenant or provision of such Indenture that, pursuant to the provisions of such Indenture, cannot be modified or amended without the consent of each such holder. (Indentures, Section 7.11)

     The Corporation is required under each Participation Agreement to furnish to the Pass Through Trustee, the related Owner Participant, the Owner Trustee and the Indenture Trustee promptly upon any responsible officer of the Corporation obtaining actual knowledge of any default under the related Lease and any officer of the Corporation obtaining knowledge of any condition or event that constitutes a Lease Event of Default, an officer's certificate specifying the nature and period of existence of such event and what action the Corporation has taken or is taking or proposes to take with respect thereto. (Participation Agreements, Section 6.03(i)(E))


Remedies

     Each Indenture provides that, subject to the Owner Trustee's right to cure certain defaults and to prepay or purchase the related Equipment Trust Certificates, if an Indenture Event of Default has occurred and is continuing unremedied thereunder, the Indenture Trustee may exercise certain specified rights and remedies including, if a Lease Event of Default under the related Lease has occurred, one or more of the remedies with respect to the related Aircraft afforded to the Owner Trustee by the related Lease for Lease Events of Default thereunder, and any other right or remedy available to it under applicable law. (See "The Leases-Lease Events of Default" below.) Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and the related Owner Participant. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties (other than, in certain cases, rights of redemption provided by law), including, if exercised in connection with a Lease Event of Default, the rights of the Corporation under the applicable Lease. No exercise of any remedies by the Indenture Trustee, however, may affect the rights of the Corporation under the related Lease, including the Corporation's right to quiet enjoyment of the Aircraft, unless a Lease Event of Default under such Lease has occurred and is continuing. The Indenture Trustee may not sell any part of the related trust estate under any such Indenture unless the related Equipment Trust Certificates have been accelerated. The Indenture Trustee is required to give the Owner Trustee notice of intent to foreclose the Lien of the related Indenture at the earlier of the commencement of any such proceeding or 30 days prior to consummation of such foreclosure. (Indentures, Article 7 and Section 15.05)

     Notwithstanding the rights and powers of the Indenture Trustee described above, if an Indenture Event of Default has occurred and is continuing unremedied thereunder and the Indenture Trustee proceeds to foreclose the Lien of such Indenture, the Indenture Trustee must, concurrently with such foreclosure, to the extent the Indenture Trustee is then entitled to do so under such Indenture and under the related Lease and is not then stayed or otherwise prevented by law from doing so, proceed (to the extent it has not already done so) to declare such Lease in default and commence the exercise in good faith of one or more of certain significant remedies under such Lease (as the Indenture Trustee determines in its sole discretion). If the Indenture Trustee is unable to exercise one or more such remedies under such Lease because of any stay or operation of law, then the Indenture Trustee may not foreclose the Lien of the related Indenture (A) if the Corporation has agreed to perform or assume such Lease and no Lease Event of Default is continuing (other than the occurrence of certain events of bankruptcy, reorganization or insolvency of the Corporation or similar events) or (B) until the earlier of
(i) actual repossession of the related Aircraft by the Indenture Trustee and
(ii) 60 days from the date of any such stay or other applicable order under
Section 1110 of the Bankruptcy Code including any extension of such period permitted under Section 1110 consented to by the Indenture Trustee or the holders. (Indentures, Section 7.02(a))

     If an Indenture Event of Default occurs under an Indenture as a result of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee, the related Owner Participant, Owner Trust or Guarantor or Owner Trustee guarantor (if any), then the unpaid principal of the related Equipment Trust Certificates, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, immediately and without further act, shall become due and payable. If any other Indenture Event of Default occurs and is continuing under an Indenture, the Indenture Trustee, acting on its own or at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding Equipment Trust Certificates issued under such Indenture, may declare the principal of all such Equipment Trust Certificates immediately due and payable, together with all accrued but unpaid interest thereon and all other amounts due thereunder and under such Indenture, by written notice or notices to the Owner Trustee and the Corporation. The holders of not less than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates may rescind any such declaration by the Indenture Trustee or by such holders at any time prior to the sale or disposition of the property subject to the Lien of the Indenture if (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on all such Equipment Trust Certificates (together, with interest on such overdue installments of interest), the principal on any Equipment Trust Certificates that has become due otherwise than by such declaration, all sums paid or advanced by the Indenture Trustee under such Indenture and certain other expenses or (ii) all Indenture Events of Default under such Indenture (other than the non-payment of principal that has become due solely because of such declaration) have been cured or waived. (Indentures, Sections 7.02(b) and (c))

     In the event of the bankruptcy of the related Owner Participant, it is possible that, notwithstanding the fact that the applicable Aircraft or the securities in the Collateral Account, as the case may be, is owned by the Owner Trustee in trust, such Aircraft and the related Lease or such securities, as the case may be, and Equipment Trust Certificates might become part of the bankruptcy proceeding. In such event, payments under such Lease or Equipment Trust Certificates might be interrupted and the ability of the Indenture Trustee to exercise its remedies under such Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and Aircraft or such securities, as the case may be.

     At any time while any Equipment Trust Certificates have become due and payable pursuant to the remedies provisions in the related Indenture, the Owner Participant of the related Owner Trust may direct the Owner Trustee to pay to the Indenture Trustee for distribution to the holders of such Equipment Trust Certificates an amount equal to the aggregate unpaid principal amount of all such Equipment Trust Certificates plus all accrued and unpaid interest thereon to the date of payment and all other amounts due to the Indenture Trustee under the related Indenture, but without Make-Whole Premium. If such payment by the Owner Trustee to the Indenture Trustee is made, the Equipment Trust Certificates will cease to accrue interest from and after the date of payment. (Indentures, Sections 6.04 and 8.02) See "Prepayment-Prepayment without Premium" above.

     The right of any holder of an Equipment Trust Certificate to institute an action for any remedy under the Indenture pursuant to which such Equipment Trust Certificate was issued (including the right to enforce payment of the principal of, Make-Whole Premium, if any, and interest on such Equipment Trust Certificates when due) is subject to certain conditions precedent, including a written request to the Indenture Trustee by the holders of not less than 25% in aggregate principal amount of outstanding Equipment Trust Certificates issued under such Indenture to take action, and an offer to the Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indentures, Sections 7.08 and 7.09)

     The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under any Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee. The Indenture Trustee is entitled to be indemnified by the holders of the Equipment Trust Certificates issued under such Indenture before proceeding so to act and the Indenture Trustee may not be held liable for acting in good faith. (Indentures, Section 7.10 and Article
XI)

     If an Indenture Event of Default occurs and is continuing, any sums held or received by the Indenture Trustee under the related Indenture may be applied to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due the Indenture Trustee prior to any payments to holders of the Equipment Trust
Certificates with respect to which such Indenture Event of Default relates. (Indentures, Section 5.03)

     Section 1110 of the Bankruptcy Code. Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

      (i) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

     (ii) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

    (iii)  the confirmation of a plan by the bankruptcy court; and

     (iv)  any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Corporation has been advised by its special counsel that, for each Aircraft, the provisions of Section 1110 of the Bankruptcy Code will be applicable to such Aircraft for the benefit of the Indenture Trustee.

     Marketability of Aircraft. It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including, among other things, the supply of similarly equipped aircraft of the same make and model, the demand for such aircraft by air carriers and the cost and availability of financing to potential purchasers of such aircraft. Each of these factors, in turn, will be affected by various circumstances including, among other things, current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide such services, the current and projected profitability of providing such services, the economic condition of the domestic and international airline industries and global economic and financial developments generally. In addition, the marketability of a particular aircraft will be affected by factors such as the reputation and actual performance record of the air carrier with respect to maintenance, the compliance of the aircraft with federal noise and other environmental standards and the degree of technical and other support available from the manufacturer of the aircraft. Since the market for aircraft will fluctuate over time to reflect changes in these and other circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there can be no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of such remedies will be sufficient to satisfy in full amounts due and payable on the related Equipment Trust Certificates.


Modification of Agreements

     Without the consent of the holders of more than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates under an Indenture, the provisions of such Indenture, the related Lease, Participation Agreement and Trust Agreement may not be amended or modified, except to the extent indicated below. (Indentures, Sections 8.01 and 13.01)

     Certain provisions of the Indentures, the Leases (including provisions relating to maintenance, operation, subleasing and possession of the Aircraft), the Participation Agreements and the Trust Agreements may be amended or modified without the consent of the holders of the Equipment Trust Certificates related thereto. Without the consent of each holder of an Equipment Trust Certificate affected thereby, no amendment or modification of the Indenture pursuant to which such Equipment Trust Certificate was issued or the related Lease or Participation Agreement may:

     (i) reduce the principal amount of or Make-Whole Premium, if any, or interest payment payable on such Equipment Trust Certificate or change the date on which any such principal, Make-Whole Premium, if any, or interest payment is due and payable or otherwise affect the terms of payment of such Equipment Trust Certificate;

    (ii) reduce, modify or amend any indemnities payable by the related Owner Participant in favor of such holder;

   (iii) reduce the amount of any rental payment payable by the Corporation below the amount required to pay all principal of, premium, if any, and interest on all such Equipment Trust Certificates as and when due and payable;

    (iv) to the extent payable to such holder, extend the time of, or reduce the aggregate amount of, or release the Corporation from its obligation to pay, rent, stipulated loss value or any other amounts payable under, or as provided in, such Lease upon the occurrence of an Event of Loss or termination value and any other amounts payable under, or as provided in, such Lease upon the termination of the Lease with respect to the applicable Aircraft;

     (v) create any security interest with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture or deprive the holder of any such Equipment Trust Certificate of the Lien of such Indenture upon the property subject thereto; or

    (vi) reduce the percentage of the aggregate principal amount of such Equipment Trust Certificates necessary to modify or amend any provision of such Indenture or to waive compliance therewith.
(Indentures, Section 8.01 and Article XIII)


The Indenture Trustee

     Each Indenture provides that in the case of any Indenture Event of Default thereunder, the Indenture Trustee shall exercise such of the rights and powers vested in it by such Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Generally, the Indenture Trustee will not be liable for any error of judgment made in good faith, unless the Indenture Trustee was negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the outstanding Equipment Trust Certificates issued under such Indenture. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request of any holder of Equipment Trust Certificates issued thereunder unless they shall have offered to the Indenture Trustee reasonable security or indemnity. Each Indenture provides that the Indenture Trustee may acquire and hold Equipment Trust Certificates issued thereunder and the Indenture Trustee may otherwise deal with the Owner Trustee with the same rights it would have if it were not the Indenture Trustee. (Indentures, Sections 9.02, 9.03, 9.05 and 15.12)


The Leases

     General. Two of the Aircraft were delivered new by the manufacturer and leased by the Corporation from the related Owner Trustee in 1995. The third Aircraft is expected to be delivered in November 1995 by the manufacturer and leased by the Corporation from the related Owner Trustee. If for any reason, other than the failure of the manufacturer to deliver such Aircraft, the Corporation does not enter into the related Lease, the Corporation will purchase such Aircraft and assume on a fully recourse basis all of the obligations of the Owner Trustee under the related Equipment Trust Certificates and the related Indenture pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures
described herein. As of October 19, 1995, the Corporation operated      Airbus
A300F4-605R aircraft under lease (including one of the Aircraft).

     Terms and Rentals. Two of the Aircraft have been, and the other Aircraft will be, leased separately by the Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Aircraft to the Owner Trustee and expiring on a date not earlier than the latest maturity date of the Equipment Trust Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease are payable on each January 2 and July 2, and have been assigned, under the related Indenture, by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from the Owner Trustee on the Equipment Trust Certificates issued under such Indenture. (Leases, Article 3; Indentures, Granting Clause and Section 3.01)

     Under no circumstances will the scheduled rental payments that the Corporation is unconditionally obligated to make or cause to be made under any Lease on the related payment dates be less than the aggregate amount of principal and interest payable on such dates on the Equipment Trust Certificates issued under the Indenture relating to such Lease. (Leases, Sections 3.01 and 3.05) The Corporation's obligations to make rental payments and to cause other payments to be made under each Lease are general obligations of the Corporation.

     The Corporation will also pay to the Indenture Trustee on the Regular Distribution Date falling on or closest to March 19, 1996 interest due on the Equipment Trust Certificates relating to the Aircraft subject to the predelivery funding accrued from the date of issuance thereof to but excluding the delivery date of such Aircraft. (Participation Agreement, Section 17.02 for Federal Express Corporation Trust No. N663FE)

     Net Lease. The Corporation's obligations under each Lease in respect of each of the related Aircraft are those of a lessee under a "net lease." Accordingly, the Corporation is obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, inspect, service, repair, test and overhaul the Aircraft so as to keep the Aircraft in as good operating condition as when delivered, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautics authority of another country of registry of the Aircraft (permitted after December 31, 2002) (see
"Description of the Equipment Certificates-Registration of the Aircraft" in the Prospectus). (Leases, Section 20.01)

     Except as set forth below, the Corporation is obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement part becomes subject to the related Lease and the Lien of the related Indenture in lieu of the part replaced. (Leases, Section 8.01; Indentures, Granting Clause) The Corporation must make all alterations, modifications and additions to each Aircraft necessary to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over the Corporation's operations and aircraft. The Corporation may in good faith contest the validity or application of any such requirement in any reasonable manner that does not involve any material risk of civil liabilities (unless indemnified against by the Corporation) or any risk of criminal penalties being imposed on or against the Indenture Trustee, the related Owner Participant or the Owner Trustee or any material risk or danger of loss, forfeiture or sale of an Aircraft, and that does not adversely affect the Owner Trustee, its title or interest in such Aircraft, the Lien of the related Indenture, or the interests of the Indenture Trustee or the related Owner Participant in such Aircraft or any related Operative Agreement. (Leases, Section 9.01)

     The Corporation may make other alterations, modifications and additions to any Aircraft so long as such alterations, modifications or additions, individually or in the aggregate, do not, among other things, diminish the value, remaining useful life (in the case of the Airframe only) or utility of such Aircraft, or the value and utility of any Engine, or impair its condition or airworthiness below its value, remaining useful life (in the case of the Airframe only), utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation is permitted to remove parts (without replacement) from an Aircraft (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Aircraft so long as such removals do not decrease the remaining useful life, utility, condition or airworthiness of such Aircraft. Although the value of such Aircraft may be reduced by such removal, the aggregate value of all such obsolete parts so removed and not replaced may not exceed $500,000. (Leases, Section 9.02)

     Subleasing and Possession. In certain circumstances, the Corporation is permitted to sublease any Aircraft or any Engine at any time to (i) certain United States air carriers or (ii) (x) certain air carriers principally based in and domiciled in certain specified foreign countries (the "Specified Jurisdiction Carriers") and in countries that are parties to the convention on the International Recognition of Rights in Aircraft (the "Convention Carriers"), provided that, at the time of any such sublease the United States maintains full (or in the case of two Aircraft, normal) diplomatic relations with such country or (y) to any other air carrier that is reasonably acceptable to the Owner Trustee as evidenced by its prior written consent. The term of any such sublease must expire prior to the expiration of the term of the related Lease, and a permitted subleasee may not further transfer possession of such Aircraft or Engine without the prior written consent of the Owner Trustee except as provided in such Lease. Any such sublease will be subject and subordinate to the related Lease, the Corporation will remain primarily liable for the performance of all the terms of such Lease to the same extent as if such sublease had not occurred and no sublease will be assigned to the Owner Trustee (and, therefore, to the Indenture Trustee). (Leases, Section 7.02; Indentures, Granting Clause) While the Corporation is required, in the case of a sublease to a Convention Carrier to provide certain assurances relating to, among other things, maintenance standards, local law and governmental approvals, as well as assurances intended to provide that the Owner Trustee's title to the Aircraft and the Indenture Trustee's Lien thereon will be recognized in the jurisdiction of the subleasee, no such assurances (in the case of one of the Aircraft) are required in the case of a sublease to a Specified Jurisdiction Carrier. Moreover, even in the case of subleases to certain Convention Carriers, there is no guarantee that as a practical matter the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

     In addition, subject to certain limitations, the Corporation is permitted to transfer possession of any Aircraft or Engine other than by lease, including transfers of possession by the Corporation or any permitted subleasee in connection with normal interchange or pooling arrangements with certain vendors or air carriers, transfers of possession in connection with maintenance or modifications, and transfers of possession in connection with the Civil Reserve Air Fleet Program (the "CRAF Program"). The Corporation expects that the Aircraft will be enrolled in one or more stages of the CRAF Program. The Corporation may also enter into a "wet" lease under which it has effective control of the Aircraft in the ordinary course of its business, which shall not be considered a transfer of possession under the related Lease. The Corporation's obligations under the related Lease will continue in full force and effect notwithstanding any such wet lease. (Leases, Section 7.02)

     Generally, the Corporation may install an Engine on another aircraft. Such Engine, however, will remain subject to the applicable Lease and to the Lien of the related Indenture. (Leases, Section 7.02)

     Liens. Each Aircraft is required to be maintained by the Corporation free of any Liens, other than the respective rights of the related Owner Participant, the Owner Trustee, Indenture Trustee, the holders of the related Equipment Trust Certificates and the Corporation arising under the related Indenture, Lease, Participation Agreement and Trust Agreement, and other than certain limited Liens permitted under the Lease relating thereto including:

     (i) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings, so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein or any material risk of civil liabilities (unless indemnified against by the Corporation) or any risk of the assertion of criminal charges against the Owner Trustee, the related Owner Participant, the Indenture Trustee or the holder of any Equipment Certificate;

     (ii) materialmen's, mechanic's, workmen's, repairmen's, employees' or other like Liens arising against the Corporation in the ordinary course of business for amounts the payment of which is either not yet due or is being contested in good faith by appropriate proceedings, so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein; and

     (iii) Liens arising from judgments or awards against the Corporation with respect to which (x) at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and then only for the period of such stay and (y) there is not, and such proceedings do not involve, any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein. (Leases, Section 6.01)

     Insurance. For each Aircraft, the Corporation will be obligated to carry insurance with insurers of recognized responsibility, at its own cost and expense, in such amounts, against such risks, with such retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the Aircraft and (ii) in the case of liability insurance, as the Corporation customarily maintains with respect to similar aircraft and engines which comprise its fleet, and insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. Each Lease provides that the Corporation may self-insure with respect to comprehensive airline liability insurance and all-risk ground and flight aircraft hull insurance required to be provided under such Lease, in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the Aircraft. Such self-insurance with respect to all aircraft in the Corporation's fleet, however, may not in aggregate exceed for any 12-month policy year an amount equal to the lesser of (x) 50% of the highest insured value of any single aircraft in the Corporation's fleet and (y) 1.5% of the aggregate insured value, from time to time of the Corporation's entire aircraft fleet. A standard deductible per occurrence per aircraft, as is customary in the industry, is permitted in addition to such self-insurance. The Corporation has agreed to not discriminate between insurance coverage on the Aircraft and insurance which the Corporation maintains with respect to similar aircraft owned or operated by the Corporation operating on similar routes in similar locations. (Leases, Article 13)

     Operation. The Corporation may not operate or locate an Aircraft, or allow such Aircraft to be operated or located in any area excluded from coverage by any insurance policy required by the related Lease unless the Corporation has obtained prior to the operation or location of the Aircraft in such area, indemnification from the United States government, or other insurance, against the risks and in the amounts required by the related Lease covering such area or unless the Aircraft is only temporarily located in such area as a result of an isolated occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Corporation is using good faith efforts to remove the Aircraft from such area; provided that the Corporation need procure war risk insurance only if such insurance is available on commercially reasonable terms and it is customary for major international air carriers flying comparable routes to carry such insurance. In the case of one Aircraft, if such Aircraft is requisitioned for use by the United States government, such Aircraft may be flown or located in an area described in the preceding sentence without such indemnification or insurance in lieu of such indemnification from the United States government if the Corporation certifies that such insurance is unobtainable after diligent effort or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions. (Leases, Sections 7.01(f) and 13.01(a))

     Termination. So long as no Lease Event of Default under the related Lease shall have occurred and be continuing, the Corporation may on any scheduled rent payment date under such Lease on or after July 2, 2001, on at least 90 days' prior written notice to the Owner Trustee, Indenture Trustee and the related Owner Participant, terminate such Lease if a designated officer of the Corporation certifies to the Owner Trustee, such Owner Participant and the Indenture Trustee that the related Aircraft has become obsolete or surplus to the Corporation's operations. The Corporation, as non-exclusive agent for the Owner Trustee, is then required to use its reasonable efforts to obtain bids for the cash purchase of the Aircraft on the proposed termination date. The Owner Trustee may seek bids, but the related Owner Participant may not inspect any bids obtained by the Corporation unless the Owner Participant has agreed that neither it nor any of its affiliates nor any party acting for it or any such affiliate will submit a bid. No bid may be submitted by the Corporation, any person, firm or corporation affiliated with the Corporation (or with whom or which there is any arrangement or understanding as to the subsequent use of the Aircraft by the Corporation or any of its affiliates) or any agent or person acting on behalf of the Corporation. (Leases, Section 10.01)

     On the termination date (or such earlier date of sale as shall be consented to in writing by the Owner Trustee), the Owner Trustee is required to sell the Aircraft to the party submitting the highest cash bid, subject, however, to the Corporation's right to reject any bid that is less than the applicable termination value (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest thereon) plus Make-Whole Premium, if any. The proceeds of the sale, net of all expenses of the sale, will be paid to the Indenture Trustee. If the net proceeds received from such sale are less than the applicable termination value, the Corporation is required to pay to the Indenture Trustee an amount equal to that deficiency, together with certain other amounts, which under any circumstance will be sufficient to satisfy all amounts due to the holders of the related Equipment Trust Certificates under the related Indenture and Participation Agreement. Upon such payment, the Equipment Trust Certificates will be prepaid in full.
(Leases, Section 10.01; Indentures, Section 6.02) (See "Description of the Equipment Trust Certificates-Prepayment.")

     The Lien of the related Indenture will terminate when the related Equipment Trust Certificates and all other amounts secured by such Lien have been paid in full and, if all amounts due to the related Owner Participant in respect of such Aircraft have also been paid, the related Lease will terminate and the obligation of the Corporation thereafter to make rental payments with respect thereto will cease. If the Aircraft is not sold on or before the proposed termination date, the Lease relating thereto, including all of the Corporation's obligations thereunder, will continue in full force and effect and the related Equipment Trust Certificates will remain outstanding. (Leases, Article 10; Indentures, Sections 6.02 and 14.01)

     After receiving a termination notice from the Corporation, the Owner Trustee may elect to retain title to the Aircraft. It is an absolute condition to the Owner Trustee's right to retain title that the holders of the related Equipment Trust Certificates receive the aggregate principal amount of such Equipment Trust Certificates together with accrued but unpaid interest thereon, Make-Whole Premium, if any, and any other sums due and payable to the Indenture Trustee or such holders under the related Lease, Indenture or Participation Agreement. Unless the related Owner Trustee elects to retain the Aircraft or a cash bid is received that the Corporation may not reject in connection with the sale, the Corporation, in the case of two Leases, on no more than two occasions, may revoke its notice of termination with respect to such Aircraft not less than ten days (the shortest notice period under any Lease) prior to the proposed termination date. (Leases, Article 10)

        The Corporation may, at any time upon 30 days' prior notice, substitute for any Engine not then installed or held for use on the related Aircraft another engine of the same make and model (or, under certain circumstances, engines of another manufacturer) and having a value and utility at least equal to, and being in as good operating condition as, such Engine, assuming such Engine was of the value and utility and in the condition and repair required by the related Lease immediately prior to such substitution, provided that after any replacement, all Engines on such Aircraft are of identical make and model and any replacement engine of a different manufacturer than the original Engines on such Aircraft must then be commonly used in the commercial aviation industry on A300-600 airframes. (Leases, Sections 10.03 and 11.04)

     Purchase Options. With respect to any Aircraft, the Corporation may elect to purchase such Aircraft and terminate the related Lease (i) on the scheduled rent payment date occurring on or about July 2, 2008 or January 2, 2012, July 2, 2011 or July 2, 2013 and July 2, 2009 and July 2, 2012 in the case of each Lease, respectively, (ii) under certain circumstances, on a scheduled rent payment date, if the Corporation is required at any time on or after July 2, 2001 to make non-severable improvements to such Aircraft in excess of a certain designated amount, (iii) under certain circumstances, on a scheduled rent payment date, if the Corporation would be required at any time on or after July 2, 2001 to make certain indemnity payments with respect to such Aircraft in excess of a certain designated amount, which indemnity payments could be avoided through a purchase by the Corporation of such Aircraft or
(iv) on the scheduled rent payment date occurring on or about January 2, 2015 for two Leases and July 2, 2015 for the other Lease. In connection with any such purchase, the Corporation is required with respect to the Equipment Trust Certificates relating to the Aircraft being purchased either (x) to pay to the Owner Trustee funds at least sufficient to pay any principal of, if any, and interest and, if prior to the related Premium Termination Date, Make-Whole Premium on, such Equipment Trust Certificates or (y) to assume the obligations of the Owner Trustee under such Equipment Trust Certificates, the related Indenture and the related Participation Agreement. (Indentures, Article I; Leases, Section 4.02)

     If the Corporation elects to purchase the Aircraft and pay the amount described in clause (x) above, then upon payment to the Owner Trustee of the full purchase price for such Aircraft determined in accordance with such Lease and all other amounts owing to the parties to the related Participation Agreement, the Owner Trustee will transfer all of its right, title and interest in and to such Aircraft to the Corporation and the related Lease and the Lien of the related Indenture will terminate. If the Corporation elects to purchase the Aircraft and assume the obligations of the Owner Trustee described in clause (y) above, then the related Operative Agreements will be amended to provide for the assumption of such obligations on a full recourse basis by the Corporation, maintaining for the benefit of the holders of such Equipment Trust Certificates the security interest in such Aircraft created by the related Indenture. Upon payment to the Owner Trustee of the full purchase price for the Aircraft being purchased determined in accordance with the related Lease and all other amounts owing to the parties to the related Participation Agreement, the Owner Trustee will transfer all of its right, title and interest in and to such Aircraft to the Corporation and the related Lease will terminate. See "Federal Income Tax Consequences-General" in the Prospectus. (Leases, Section 4.02; Participation Agreements, Section 7.11)

     At the end of the term of each Lease, after the final maturity of the related Equipment Trust Certificates, the Corporation has certain options to renew such Lease or purchase the related Aircraft. (Leases, Article 4)

     Events of Loss. If an Event of Loss (as defined below) occurs with respect to an Aircraft, the Corporation is obligated, within 60 days of the occurrence of such Event of Loss, to elect either (i) to pay to the Owner Trustee the applicable stipulated loss value (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest thereon) together with certain other amounts which under any circumstances will be sufficient to satisfy all amounts due to the holders of such Equipment Trust Certificates under the related Indenture and Participation Agreement or (ii) so long as no Lease Event of Default or payment default or bankruptcy default under the related Lease shall have occurred and be continuing, to replace the Aircraft. The Corporation's failure to make such election within the 60-day period shall be deemed to be an election of the alternative set forth in clause (i) above. (Leases, Section 11.01)

     If the Corporation elects not to replace the Aircraft, the Corporation must pay the amount described in clause (i) above on the earlier of (x) the 30th day following receipt in full of insurance proceeds or requisition proceeds in connection with such Event of Loss and (y) the 120th day following the occurrence of the Event of Loss. If the Corporation elects to replace the Aircraft, it must do so within 120 days from the date of the Event of Loss with (x) an Airbus A300-600 airframe manufactured after October 22, 1994, duly certified as an airworthy airframe by the Aeronautics Authority and having a value, remaining useful life and utility at least equal to, and being in as good operating condition as, the Airframe with respect to which such Event of Loss occurred, assuming that the Airframe was in the condition and airworthiness required to be maintained by the terms of the related Lease immediately prior to the occurrence of such Event of Loss and (y) a number of engines equal to the number of Engines with respect to which the Event of Loss has occurred and meeting the requirements for replacement Engines described below. (Leases, Section 11.02 and 11.03)

     If the Corporation elects to replace the Aircraft but fails to do so within 120 days from the Event of Loss, the Corporation must provide as security to the Indenture Trustee (as assignee of the Owner Trustee) funds in an amount equal to any deficiency between the stipulated loss value applicable upon the occurrence of such Event of Loss and any amount held by the Indenture Trustee with respect to such Event of Loss. If the Corporation fails to effect the elected replacement within 180 days after the occurrence of such Event of Loss, the Corporation will be deemed to have elected not to replace the Aircraft and must immediately pay the balance of the amount described in clause (i) of the first sentence of the first paragraph of this subsection, including any other amounts owed by the Corporation to the Owner Trustee or the related Owner Participant under the related Lease or Participation Agreement. Such payments will be applied, among other things, to prepay the outstanding Equipment Trust Certificates under the related Indenture, whereupon the Lien of such Indenture and the related Lease will terminate, title to such Aircraft will be transferred to the Corporation and the Corporation's obligation to make rental payments with respect thereto will cease. (Leases, Article 11; Indentures, Sections 5.02 and 6.02)

     If an Event of Loss occurs with respect to an Engine alone, the Corporation is required, as soon as practicable but in any event within 60 days after the occurrence of such Event of Loss, to replace such Engine with another engine of the same make and model (or, under certain circumstances, engines of another manufacturer), manufactured after October 22, 1994 and having a value and utility at least equal to, and being in as good operating condition as, such Engine, assuming such Engine was of the value and utility and in the condition and repair required by the related Lease immediately prior to such Event of Loss, provided that after any replacement, all Engines on such Aircraft are of identical make and model and any replacement engine of a different manufacturer than the original Engines on such Aircraft must then be commonly used in the commercial aviation industry on A300-600 airframes. (Leases, Section 11.04)

     An "Event of Loss" with respect to an Aircraft or Engine includes any of the following events:

     (a) loss of such property or its use (i) for a period in excess of 90 days (the longest period under any Lease) due to theft or disappearance (provided that, under one Lease, the specified periods may be extended up to an additional 180 days (the longest period under any Lease) if and as long as the location of such property is known to the Corporation and the Corporation is diligently pursuing recovery of such property) or (ii) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Corporation for any reason whatsoever;

     (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;

     (c) (i) condemnation, confiscation or seizure of, or requisition of title to such property, by any governmental authority or purported governmental authority, (ii) requisition of use of such property (x) by any foreign governmental authority or purported governmental authority, for a period in excess of 180 days or (y) by the United States or an agency or instrumentality thereof for a period extending beyond the term of the related Lease;

     (d) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or related airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all A300F-600 series aircraft equipped with engines of the same make and model as the Engines, and such loss of use shall continue for certain specified periods which could extend for up to 12 months (the longest period under any Lease) or, under certain circumstances such longer period not exceeding 24 months (the longest period under any Lease) during which the Corporation shall be diligently carrying forward all steps necessary or desirable to permit the normal use of such Aircraft by the Corporation;

     (e) with respect to an Engine, if such Engine is subjected to an interchange or pooling agreement that divests the Owner Trustee of title to such Engine; and

     (f) with respect to an Engine, if such Engine is installed on an airframe in circumstances where such installation is deemed to be an Event of Loss under the provisions of the applicable Lease.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe of such Aircraft.

     The Owner Trustee may elect, within 30 days after the date upon which an Event of Loss described in clause (a)(i), (c) or (d) of the first sentence of this paragraph is deemed to have occurred, to waive such Event of Loss and the consequences thereof. (Leases, Article 1 and Section 7.02)

     Lease Events of Default. Events of default under each Lease (each, a "Lease Event of Default") include, among other things:

     (a) failure by the Corporation to make any scheduled rental payment or any payment of applicable stipulated loss value or termination value within ten Business Days after the date when due (except that failure to make certain payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default under such Lease at the discretion of such Owner Participant);

     (b) failure by the Corporation to pay any other amount under such Lease or the related Participation Agreement or any other Operative Agreement within 30 days (the longest period under any Lease) after the Corporation has received written demand therefor from the person entitled to receive such payment (except that failure to make certain payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default under such Lease at the discretion of such Owner Participant);

     (c) (i) failure by the Corporation to provide insurance on the related Aircraft as required under such Lease at any time, or the lapse or cancellation of such insurance continued for the earlier of 30 days (or with respect to war risk coverage, seven days or such shorter time as may be standard in the industry) after receipt by the Owner Trustee of notice of such lapse or cancellation and the date that such lapse or cancellation is effective as to the Owner Trustee, provided that, for any Lease, such failure shall not constitute a Lease Event of Default as long as the Aircraft is insured as required while on the ground and not operated or
(ii) the related Aircraft is operated at any time when comprehensive airline liability insurance required to be maintained by such Lease is not in effect;

     (d) failure by the Corporation to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Agreement or in certain agreements entered into in connection with the transactions contemplated therein, continued unremedied for a period of 30 days after the date on which the Corporation has received written notice of such failure from the Owner
Trustee or the related Owner Participant provided that no such failure shall constitute a Lease Event of Default so long as such failure is curable and the Corporation is diligently proceeding to remedy such failure, but in no event shall such failure continue unremedied for more than 180 days after such notice, and provided further that failure by the Corporation to perform its covenant to maintain the registration of the related Aircraft under the Transportation Code solely because the Owner Trustee or related Owner Participant has ceased to be a citizen of the United States will not constitute a Lease default or Lease Event of Default under such Lease;

     (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Corporation or similar events; or

     (f) any representation or warranty made by the Corporation in such Lease or the related Participation Agreement or in certain agreements made pursuant thereto proves at any time to have been incorrect when made in any respect material to the transactions contemplated by such Lease and, if originally made by the Corporation in good faith, remains material and unremedied for a period of 30 days after receipt by the Corporation of written notice of, or in the case of one Lease, a responsible officer of the Corporation has actual knowledge of, such misstatement. (Leases, Article 16)

     There are no cross-default provisions in the Leases and any event resulting in a Lease Event of Default under any particular Lease will not necessarily result in the occurrence of a Lease Event of Default under the other Lease.

     Remedies. If a Lease Event of Default under a Lease has occurred and is continuing, the Indenture Trustee, as assignee of the Owner Trustee's rights under such Lease, may, subject to certain rights of the Owner Trustee and the related Owner Participant under the related Indenture, exercise one or more of the remedies provided in such Lease with respect to the Aircraft subject thereto. Those remedies include the right to repossess the Aircraft, to sell the Aircraft free and clear of the Corporation's rights, and to require the Corporation to pay as liquidated damages any due but unpaid rent plus an amount equal to the excess of the stipulated loss value for the Aircraft specified in such Lease (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the outstanding related Equipment Trust Certificates plus accrued but unpaid interest thereon) over either (i) the fair market value of such Aircraft or (ii) if such Aircraft has been sold, the net sale proceeds. (Leases, Section 17.01; Indentures, Section 7.02)


The Participation Agreements

     Under each Participation Agreement, the Corporation is required to indemnify the Indenture Trustee, the Owner Participant and the Owner Trustee, and certain parties affiliated with the foregoing (but not including the holders of the Equipment Trust Certificates, except as otherwise provided in the Pass Through Agreement, or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation is obligated to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Each Owner Participant is obligated to indemnify the Indenture Trustee and the Pass Through Trustee for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the Lien of the applicable Indenture. (Participation Agreements, Section 7.03(c) and Articles 8 and
9). Subject in each case to certain restrictions, including, in certain circumstances, the requirement to provide a Guaranty by a Guarantor, each Owner Participant may convey all of its right, title and interest relating to the applicable Aircraft. (Participation Agreements, Section 7.03(d))


Registration of the Aircraft

     The Aircraft have been or, in the case of one Aircraft, will be registered under the Transportation Code in the name of the Owner Trustee. Each of the Owner Trustee, in its individual capacity, and the Owner Participant for each Aircraft and the Corporation has represented and warranted that it is a United States citizen. For any Aircraft, the Owner Trustee has agreed that if it has actual knowledge that it has ceased to be a United States citizen at a time when citizenship is necessary for the registration of such Aircraft in the United States, or if lack thereof would adversely affect the Corporation or the related Owner Participant, it will immediately resign as Owner Trustee and such Owner Participant then may appoint a successor Owner Trustee that, among other things, is a United States citizen. If an Owner Participant ceases to be a United States citizen at a time when such citizenship is necessary for registration of the related Aircraft in the United States, it is obligated to either (i) effect a voting trust or other similar arrangement, (ii) take such action as may be required to maintain the United States registration of such Aircraft or (iii) transfer, in accordance with the related Operative Agreements, all of its interest in such Aircraft to a United States citizen. (Participation Agreements, Sections 6.01, 7.02 and 7.03; Trust Agreements, Sections 3.11 and 3.12)

     The Corporation may, under certain circumstances and subject to certain limitations, after December 31, 2002 register any Aircraft in certain jurisdictions outside of the United States which would include the jurisdictions in which the Specific Jurisdiction Carriers are domiciled. (Participation Agreements, Section 6.03(b)) See "Description of the Equipment Certificates-Registration of the Aircraft" in the Prospectus.


CERTAIN NEW YORK TAXES

     The Pass Through Trustee is a national banking association with corporate trust offices in New York. Dewey Ballantine, special New York tax counsel for the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable law, assuming that each Pass Through Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, and assuming that each Pass Through Trust does not otherwise engage in business in New York, (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in New York will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of New York or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate.

     Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.


ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Pass Through Certificates. Such fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA and "disqualified persons," within the meaning of the
Code). Such transactions may require "correction" and may cause the ERISA
Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

     Each of the Owner Participants, the manufacturer of the Aircraft, the holders of the original loan certificates and the Corporation may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Pass Through Certificates; therefore, the purchase by an ERISA Plan of the Pass Through Certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the Pass Through Certificates is or may be using the assets of, an ERISA Plan may purchase the Pass Through Certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's purchase and holding of the Pass Through Certificates (or a participation interest therein), or such ERISA Plan determines that its purchase and holding of the Pass Through Certificates will not result in a Prohibited Transaction.

     Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is purchasing the Pass Through Certificates. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts; PTE 91-38, regarding investments by bank collective investment funds; PTE 84-14, regarding transactions effected by a qualified professional asset manager; or PTE 95-60, regarding investments by insurance company general accounts. Certain of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code.

     The United States Department of Labor (the "DOL") has granted Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated administrative exemptions (Prohibited Transaction Exemption 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42581 (1989), as amended, 55 Fed. Reg. 48939 (1990), Prohibited Transaction Exemption 90-23, Exemption Application No. D-7989, 55 Fed. Reg. 20545 (1990) and Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), respectively (collectively, the "Underwriter Exemptions") from certain Prohibited Transaction rules with respect to the purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in certain pass through trusts, the assets of which consist of secured credit instruments that bear interest, including qualified equipment notes secured by leases. The Underwriter Exemptions include a number of important terms and conditions, including the requirement that the certificates have, at the time of their purchase by an ERISA Plan, a credit rating that is in one of the three highest rating categories from Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Service, Inc. or Duff & Phelps Inc. and that each ERISA Plan purchasing any certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. The Underwriter Exemptions provide limited exemptive relief for the acquisition and holding of certificates by ERISA Plans sponsored by the so-called "Restricted Group" (which for purposes of this offering would include the Corporation, the Underwriters, the Pass Through Trustee, the Owner Trustees, the Owner Participants or any of their affiliates) and for self-dealing or conflict of interest Prohibited Transactions.

     If an ERISA Plan acquires a Pass Through Certificate, the ERISA Plan's assets may include both the Pass Through Certificate acquired and an undivided interest in the underlying assets of the Pass Through Trust, unless the actual investment by "benefit plan investors" in the Pass Through Certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the Pass Through Trust assets could be deemed to be "plan assets" of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Pass Through Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Pass Through Certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Pass Through Trust. If the Pass Through Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Pass Through Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. Any ERISA Plan purchasing the Pass Through Certificates must ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the Pass Through Certificates also applies to such ERISA Plan's indirect holding of the assets of the Pass Through Trust.

     Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Pass Through Certificates. Any fiduciary of such a governmental or church plan considering a purchase of the Pass Through Certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the Pass Through Certificates should consult with its legal advisors regarding the consequences of such purchase and holding.


                               UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Corporation and Goldman, Sachs &
Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters") relating to the Pass Through Certificates, the Corporation has agreed to cause each Pass Through Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of Pass Through Certificates set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Pass Through
Certificates if any Pass Through Certificates are purchased thereunder.




                                              Percentage      Total Aggregate
                                             of Aggregate      Amount of Pass
                                               Amount of           Through
                 Underwriter                  Each Series       Certificates
                 -----------                 ------------     ---------------

Goldman, Sachs & Co........................          %          $
J.P. Morgan Securities Inc.................
Morgan Stanley & Co. Incorporated..........
                                                  ----          ------------
      Total................................       100%          $195,000,000
                                                  ====          ============

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriters have advised the Corporation that the Underwriters propose initially to offer the Pass Through Certificates of each Series to the public at the public offering price for such Series set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of %. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of %. After the initial public offering, the public offering prices and such concessions may be changed.

        The Corporation does not intend to apply for the listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Pass Through Certificates, and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

     The Underwriting Agreement provides that the Corporation will reimburse the Underwriters for all expenses and indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

        Each of the Underwriters performs investment banking services for the Corporation in the ordinary course of business.


                               LEGAL MATTERS

    The validity of the Pass Through Certificates offered hereby is being passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, special counsel for the Corporation, and for the Underwriters by Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601. Both Davis Polk & Wardwell and Vedder, Price, Kaufman & Kammholz may rely on the opinion of George W. Hearn, Vice President-Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement and each Series Supplement, and on the opinion of Dewey Ballantine, counsel for The Chase Manhattan Bank (National Association) and Barbara Jo Lubitz, Vice President and Senior Associate Counsel of The Chase Manhattan Bank (National Association), as Pass Through Trustee and in its individual capacity, as to the authorization, execution and delivery of each Series Supplement and the Pass Through Certificates by The Chase Manhattan Bank (National Association). At October 16, 1995, Mr. Hearn owned no shares of the Corporation's common stock and held options to purchase 14,675 shares of such common stock. Of the options granted, 7,325 were vested at such date.


                         GLOSSARY OF CERTAIN TERMS

     The following is a glossary of certain terms used in this Prospectus Supplement. The definitions of terms used in this glossary that are also used in the Pass Through Agreement, the Series Supplements, the Indentures or the Leases are qualified in their entirety by reference to the definitions of such terms contained therein.

     "Aircraft" means each of the three Airbus A300F4-605R aircraft, including the Engines relating thereto, leased, or to be leased, by the Owner Trustee to the Corporation pursuant to one of three separate Leases, and, collectively, means all of the foregoing.

     "Authenticating Agent" means, for each Pass Through Trust, The Chase Manhattan Bank (National Association).

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

     "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City or Memphis, Tennessee are authorized or required by law to close.

     "Cede" means Cede & Co., as nominee for DTC.

     "Certificateholder" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust and, with respect to the discussion under "Certain New York Taxes" in the Prospectus Supplement and "Federal Income Tax Consequences" in the Prospectus, also means persons having a beneficial interest in a Pass Through Certificate.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collateral Account" means the Collateral Account established pursuant to the Indenture into which the proceeds of sale of the related Equipment Trust Certificates will be deposited.

     "Commission" means the Securities and Exchange Commission of the United States.

    "Cut-off Date" means December 29, 1995.

    "DTC" means The Depository Trust Company.

    "Engine" means, for each Aircraft, each of two General Electric CF6-80C2-A5F engines as specified in the related Lease and any replacement engine therefor pursuant to such Lease.

    "Equipment Trust Certificates" means the equipment trust certificates issued by the Owner Trustee pursuant to the related Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the related Indenture.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" means, for each Pass Through Trust, the occurrence and continuance of an Indenture Event of Default under one or the other of the Indentures pursuant to which the Equipment Trust Certificates constituting Trust Property of such Pass Through Trust are issued.

     "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease. For a description of certain events constituting an Event of Loss, see "Description of the Equipment Trust Certificates-The Leases-Events of Loss."

     "Guarantor" is defined in this Prospectus Supplement under "Description of the Equipment Trust Certificates-The Participation Agreements."

     "Guaranty" is defined in this Prospectus Supplement under "Description of the Equipment Trust Certificates-The Participation Agreements."

     "Indenture" means each of the three separate trust indenture and security agreements between the Owner Trustee and the Indenture Trustee, in each case under which the Owner Trustee will issue Equipment Trust Certificates relating to an Aircraft.

     "Indenture Event of Default" means, for any Indenture, each of the events designated as an event of default in such Indenture. For a description of certain events constituting Indenture Events of Default, see "Description of the Equipment Trust Certificates-Indenture Events of Default, Notice and Waiver."

     "Indenture Trustee" means The Chase Manhattan Bank (National Association) in its capacity as indenture trustee under each Indenture, and any successor thereunder.

     "Lease" means each of three separate lease agreements between the Owner Trustee and the Corporation, in each case under which the Owner Trustee has leased or will lease the related Aircraft to the Corporation.

     "Lease Event of Default" means, for any Lease, each of the events designated as an event of default in such Lease. For a description of certain events constituting Lease Events of Default, see "Description of the Equipment Trust Certificates-The Leases-Lease Events of Default."

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

      "Operative Agreements" means, for any Aircraft, the Pass Through Agreement, Indenture, Equipment Trust Certificates, Series Supplements, Participation Agreement, Lease, Trust Agreement and any other related documents defined as such in such Participation Agreement, except that for purposes of the default described in clause (d) of "Description of the Equipment Trust Certificates-The Leases-Lease Events of Default", the separate tax indemnity agreement between the Corporation and any related Owner Participant is not an Operative Agreement.

     "Owner Trustee" means NBD Bank in its capacity as owner trustee of each separate Owner Trust.

     "Participation Agreement" means the agreement among the Corporation, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, the related Owner Participant and, in the case of two Aircraft, the holders of the original loan certificates, that is defined as the "Participation Agreement" in the related Indenture and pursuant to which the Pass Through Trustee agrees to purchase from the Owner Trustee the Equipment Trust Certificates issued under such Indenture.

     "Pass Through Agreement" means the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995, between the Corporation and NationsBank, National Association (Carolinas), in accordance with which the Pass Through Trusts will be formed pursuant to the Series Supplements.

     "Pass Through Certificates" means the Federal Express Corporation 1995 Pass Through Certificates, Series B1, the Federal Express Corporation 1995 Pass Through Certificates, Series B2 and the Federal Express Corporation 1995 Pass Through Certificates, Series B3, to be issued by the Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent the fractional undivided interests in the related Pass Through Trusts.

     "Pass Through Trust" means Federal Express Corporation Pass Through Trust, 1995-B1, Federal Express Corporation Pass Through Trust, 1995-B2 and Federal Express Corporation Pass Through Trust, 1995-B3, each to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

     "Pass Through Trustee" means The Chase Manhattan Bank (National Association) in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by each Series Supplement, for each Pass Through Trust, and its successors and assigns thereunder.

     "Paying Agent" means, for each Pass Through Trust, The Chase Manhattan Bank (National Association).

     "Pool Balance" means, for any Pass Through Trust as of any date of determination, the aggregate unpaid principal amount of the Equipment Trust Certificates that constitute Trust Property of such Pass Through Trust on such date plus the amount of the principal payments on such Equipment Trust Certificates held by the Pass Through Trustee and not yet distributed (other than earnings thereon and without giving effect to any losses on investments thereof). The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on such Equipment Trust Certificates and the distribution thereof being made on that date.

     "Pool Factor" means, for any Pass Through Trust as of any date of determination, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original amount of the Pass Through Certificates of the related Series. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on such Equipment Trust Certificates and the distribution thereon being made on that date and is subject to adjustment as provided in "Description of Pass Through Certificates-Pool Factors" in the Prospectus.

     "Registrar" means, for each Pass Through Trust, The Chase Manhattan Bank (National Association).

     "Regular Distribution Date" means, for each Pass Through Trust, March 19, 1996 and thereafter on each January 2 and July 2 of each year, commencing July 2, 1996.

     "Scheduled Payment" means any payment of interest on, or principal of and interest on, any Equipment Trust Certificate that constitutes Trust Property thereof, scheduled to be received by the Pass Through Trustee on a Regular Distribution Date.

     "Series" means Federal Express Corporation 1995 Pass Through
Certificates, Series B1, Federal Express Corporation 1995 Pass Through Certificates, Series B2 and Federal Express Corporation 1995 Pass Through Certificates, Series B3.

     "Series Supplement" means each of Series Supplement 1995-B1, Series Supplement 1995-B2 and Series Supplement 1995-B3 between the Corporation and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related Series of Pass Through Certificates will be issued.

     "Special Distribution Date" means the date on which a Special Payment is scheduled to be distributed, which date will be the second day of a month, except in certain circumstances, in which case it will be the date of receipt of proceeds by the Pass Through Trustee.

     "Special Payment" means, for any Pass Through Trust, any payments of principal, Make-Whole Premium or interest other than Scheduled Payments received by the Pass Through Trustee on any of the Equipment Trust Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Trust Certificates by the Pass Through Trustee.

     "Transportation Code" means Title 49 of the United States Code, as amended.

     "Trust Property" means, for each Pass Through Trust, all money, instruments, including the related Equipment Trust Certificates, and other property held as the property of such Pass Through Trust, including all distributions thereon and proceeds thereof.













PROSPECTUS
__________


                                   [LOGO]



                              PASS THROUGH TRUSTS
                           PASS THROUGH CERTIFICATES
                         ______________________________

            Up to $342,184,000 aggregate amount of Pass Through Certificates (the "Pass Through Certificates") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Pass Through Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. For each Series of Pass Through Certificates offered pursuant to this Prospectus and a Prospectus Supplement, a separate Pass Through Trust will be formed pursuant to the Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Agreement") between Federal Express Corporation (the "Corporation") and NationsBank, National Association (Carolinas) ("NationsBank"), formerly known as NationsBank of South Carolina, National Association, and the supplements thereto relating to such Pass Through Trust (a "Series Supplement") between the Corporation and the trustee named in such Series Supplements, not in its individual capacity but solely as the Pass Through Trustee with respect to such Pass Through Trust. Each Pass Through Certificate in a Series will evidence a fractional undivided interest in the related Pass Through Trust and will have no rights, benefits or interest in respect of any other Pass Through Trust or the Trust Property (as defined below) held in any other such Pass Through Trust.

            The Trust Property of each Pass Through Trust will consist of
(a) equipment purchase certificates issued with recourse to the Corporation (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued as nonrecourse obligations by certain Owner Trustees, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust, in connection with separate leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"). The Owned Aircraft Certificates will be issued to finance or refinance all or a portion of the purchase price of each of one or more aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"). The Leased Aircraft Certificates will be issued to finance or refinance a portion of the payment by each such Owner Trustee of the purchase price for a specified aircraft which has been or will be leased to the Corporation (the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"). The Prospectus Supplement relating to each offering will describe certain terms of the Pass Through Certificates offered thereby, the respective Pass Through Trusts, the Equipment Certificates to be purchased by such Pass Through Trusts, the leveraged lease transactions, if any, relating thereto and the Aircraft relating to such Equipment Certificates.

            For each Aircraft, the related Owner Trustee or the Corporation, as the case may be, may issue one or more Equipment Certificates, each of which may have a different interest rate and final maturity date. For each Series of Pass Through Certificates, the Pass Through Trustee will purchase one or more Equipment Certificates issued with respect to each of one or more Aircraft such that all of the Equipment Certificates held in the related Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date for such Pass Through Certificates.
                                               (Continued on following page)
                   _______________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                  CONTRARY IS A CRIMINAL OFFENSE.
                   ___________________________

               The date of this Prospectus is October 19, 1995.

(continued from previous page)

            The Owned Aircraft Certificates issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft and will be direct obligations of the Corporation. The Leased Aircraft Certificates issued with respect to each Leased Aircraft, except during the Pre-Funding Period, if any, will be secured by a security interest in such Leased Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. Although none of the Leased Aircraft Certificates held in the respective Pass Through Trusts will be obligations of, or guaranteed by, the Corporation, the amounts payable by the Corporation under the Lease of each Leased Aircraft will be sufficient to pay in full when due all principal of and interest on the Leased Aircraft Certificates relating to such Leased Aircraft, except as described under "Description of the Equipment Certificates -- General" relating to any Pre-Funding Period with respect to such Leased Aircraft. During any Pre-Funding Period, the related Leased Aircraft Certificates will be secured by a collateral account funded by the net proceeds of the sale of such Leased Aircraft Certificates to the Pass Through Trustee and by other security (which may include a letter of credit) to be described in the applicable Prospectus Supplement. Funds in such collateral account, together with such other security will be available to pay any principal due and interest accrued on such Leased Aircraft Certificates during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Certificates during such Pre-Funding Period.

            Interest paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the registered holders of the Pass Through Certificates for such Pass Through Trust (for each Pass Through Trust, the "Certificateholders") on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust.

            The Pass Through Certificates shall be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.

            The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation.

            The Pass Through Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

            Prior to their issuance, there will have been no market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. See "Plan of Distribution."

            This Prospectus may not be used to consummate sales of any Pass Through Certificates unless accompanied by the Prospectus Supplement applicable to the Pass Through Certificates being sold.

                          ____________________________


                             AVAILABLE INFORMATION

         Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                  REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

         The Pass Through Trustee under each Pass Through Trust will provide the Certificateholders of each Pass Through Trust with certain periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to Certificateholders."


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

        1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 4, 1995.

        2. The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995 filed October 13, 1995.

        3. The Corporation's Current Reports on Form 8-K dated August 14, 1995, August 16, 1995, September 14, 1995 and October 17, 1995
              and filed August 15, 1995, August 18, 1995, September 19, 1995 and October 18, 1995.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Corporation will furnish without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Shirlee M. Clark, Manager -- Media Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850 or by telephone at (901) 395-3490.


                          FEDERAL EXPRESS CORPORATION

         The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)


                                                               Three Months
                              Year Ended May 31,              Ended August 31,
                       ____________________________________   _______________
                       1991    1992    1993    1994    1995    1994    1995
                       ____    ____    ____    ____    ____    ____    ____
Ratio of Earnings
  to Fixed Charges(a)  1.0x     (b)    1.4x    1.7x    2.0x    1.9x    1.9x
______________________
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.


                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

         For each Series of Pass Through Certificates (as such terms are defined below) offered pursuant to this Prospectus and a related Prospectus Supplement, a separate pass through trust (a "Pass Through Trust") will be formed pursuant to a supplemental agreement (a "Series Supplement") between the Corporation and the trustee named in such Series Supplement, not in its individual capacity but solely as pass through trustee (the "Pass Through Trustee"), in accordance with the Pass Through Trust Agreement, dated as of February 1, 1993, as amended and restated as of October 1, 1995 (the "Pass Through Agreement") between the Corporation and the Pass Through Trustee, for the benefit of the registered holders (the "Certificateholders") of the series (a "Series") of certificates (the "Pass Through Certificates") evidencing fractional undivided interests in such Pass Through Trust. The property held in each Pass Through Trust (the "Trust Property") will consist of (a) equipment purchase certificates issued in connection with the purchase by the Corporation of one or more aircraft (the "Owned Aircraft Certificates") or (b) equipment trust certificates issued in connection with one or more leveraged lease transactions (the "Leased Aircraft Certificates" and, together with the Owned Aircraft Certificates, the "Equipment Certificates"), as specified in the applicable Prospectus Supplement.

         As more fully described below under "Use of Proceeds," in connection with each purchase or leveraged lease transaction, one or more Equipment Certificates may be issued, each of which may have different interest rates and final maturity dates. Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the related Pass Through Trust, will enter into one or more participation agreements (each, a "Participation Agreement") pursuant to which it will, among other things, purchase one or more Owned Aircraft Certificates or Leased Aircraft Certificates, such that the Equipment Certificates that constitute the property of such Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date applicable to such Pass Through Certificates. For each Pass Through Trust, the aggregate amount of the related Series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust in which such Equipment Certificates are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."


                                USE OF PROCEEDS

         Each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued to facilitate
(a) the financing of the aggregate principal amount of debt to be issued, or the refinancing of the aggregate principal amount of the debt previously issued, by the Corporation with respect to each of the aircraft that have been or will be purchased and owned by the Corporation (the "Owned Aircraft"), as specified in the applicable Prospectus Supplement, or (b) the financing or refinancing of the debt portion and, in certain cases, refinancing some of the equity portion of one or more separate leveraged lease transactions entered into or to be entered into by the Corporation, as lessee, with respect to each of the aircraft that have been or will be leased by the Corporation (the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"), as specified in the applicable Prospectus Supplement. Each Prospectus Supplement will specify the type and model of each Aircraft relating to the Pass Through Certificates offered thereby, the engines with which such Aircraft is equipped and whether such Aircraft was or will be delivered new by the manufacturer to the Corporation or the Owner Trustee, as the case may be, or whether such Aircraft is already in use in the Corporation's fleet.

         The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the related Pass Through Trust
(a) to purchase Owned Aircraft Certificates or (b) to purchase Leased Aircraft Certificates. The Owned Aircraft Certificates will be issued with recourse to the Corporation to finance or refinance all or a portion of the purchase price (as specified in the applicable Prospectus Supplement) for one or more Owned Aircraft which have been or will be purchased and owned by the Corporation. The Leased Aircraft Certificates will be issued as nonrecourse obligations by NBD Bank, not in its individual capacity but solely as the owner trustee (the "Owner Trustee") of separate owner trusts (each, an "Owner Trust" created pursuant to a separate "Trust Agreement") for the benefit of the owner participant named therein (each, an "Owner Participant"), in connection with one or more leveraged lease transactions, in each case to finance or refinance not more than, unless otherwise specified in such Prospectus Supplement, 80% of the purchase price paid or to be paid by the Owner Trustee for a Leased Aircraft which has been or will be leased by the related Owner Trustee to the Corporation.

         To the extent that any proceeds from the sale of the Pass Through Certificates for any Pass Through Trust have not been applied by the Pass Through Trustee by the date specified in the applicable Prospectus Supplement to the purchase of the Equipment Certificates that were contemplated to be held in such Pass Through Trust, such proceeds will be distributed on the date specified in such Prospectus Supplement to the related Certificateholders on a pro rata basis, together with interest accrued thereon, but without premium. See "Description of the Pass Through Certificates -- Special Payment Upon Unavailability of Trust Property."

         If, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Certificates -- Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Certificates to the applicable Pass Through Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Certificates by such Pass Through Trusts, such proceeds, after deducting certain expenses of the Pass Through Certificate offering, will be deposited by the Owner Trustee into a Collateral Account (as defined below). Such Collateral Account, together with the other security pledged under the related Indenture (see "Description of the Equipment Certificates -- Security" below), will secure such Leased Aircraft Certificates during the related Pre-Funding Period (as defined below) and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the cut-off date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such Collateral Account, together with such other security will be available to prepay such Leased Aircraft Certificates as described in such Prospectus Supplement or will be applied to finance the aggregate principal amount of the debt to be issued by the Corporation in connection with the acquisition of such Aircraft by the Corporation so that such Aircraft becomes an Owned Aircraft. See "Description of the Equipment Certificates -- Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

         For each Leased Aircraft, the related Leased Aircraft Certificates have been or will be issued by the Owner Trustee and authenticated by the trustee named in such trust indenture and security agreement, as indenture trustee (the "Indenture Trustee") under a separate trust indenture and security agreement (each, a "Leased Aircraft Indenture") between the Owner Trustee and the Indenture Trustee. Each Owner Participant will have provided or will provide, from sources other than the related Leased Aircraft Certificates, at least, unless otherwise specified in the applicable Prospectus Supplement, 20% of the purchase price for the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Certificates issued thereunder. For each Owned Aircraft, the related Owned Aircraft Certificates have been or will be issued under a separate trust indenture and security agreement (each, an "Owned Aircraft Indenture," and together with any Leased Aircraft Indentures, the "Indentures") between the Indenture Trustee and the Corporation. The Owned Aircraft Certificates will be direct obligations of the Corporation.


                              DIAGRAM OF PAYMENTS

         The following diagram illustrates certain aspects of the payment flows in the Pass Through Trust structure (1) for a possible transaction for Leased Aircraft among the Corporation, the Owner Trustee, the related Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, assuming each Leased Aircraft is leased by the Corporation upon issuance of the Pass Through Certificates, and (2) for a possible transaction for Owned Aircraft among the Corporation, the Indenture Trustee, the Pass Through Trustee and the Certificateholders. For each Aircraft included in a particular Pass Through Certificate offering, one or more Equipment Certificates will be issued, each of which may have a different interest rate and final maturity date and will be held in a separate Pass Through Trust. Each Pass Through Trust may hold Equipment Certificates relating to more than one Aircraft. The number of Aircraft included in each offering and the interest rates and final maturity dates of the Equipment Certificates held by each Pass Through Trust will be described in the applicable Prospectus Supplement.

         In a Leased Aircraft transaction, the Corporation will lease each Leased Aircraft from the Owner Trustee under a separate Lease. The Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. As a result of the assignment under the related Leased Aircraft Indenture of certain rights of the Owner Trustee under such Lease, the Corporation will make these payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due from the Owner Trustee on the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture and held in such Pass Through Trust. After such payments have been made, the Indenture Trustee will pay the remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in such Pass Through Trust. See "Description of the Pass Through Certificates -- Payments and Distributions" and "Description of the Equipment Certificates -- Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.

         In an Owned Aircraft transaction, the Corporation will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee. From these payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due on the Owned Aircraft Certificates issued under the related Owned Aircraft Indenture and held in such Pass Through Trust. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Owned Aircraft Certificates held in such Pass Through Trust.


                         [GRAPHIC - SEE APPENDIX A]


                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

         In connection with each offering of Pass Through Certificates, one or more separate Pass Through Trusts will be formed, and one or more corresponding Series of Pass Through Certificates will be issued, pursuant to the Pass Through Agreement and one or more separate Series Supplements to be entered into between the Corporation and the Pass Through Trustee. The following summary relates to the Pass Through Agreement and each of the Series Supplements, the Pass Through Trusts to be formed thereby and the Pass Through Certificates to be issued by each Pass Through Trust, except as otherwise described in the applicable Prospectus Supplement.

         The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Pass Through Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Series Supplement relating to each Series of Pass Through Certificates and the forms of the related Indentures and Participation Agreements and, if the Pass Through Certificates relate to Leased Aircraft, the related Leases, Trust Agreements and Collateral Agreements, if any, will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of each such Series of Pass Through Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

         Each Prospectus Supplement will include a glossary of certain defined terms used in connection with the Pass Through Certificates offered thereby and the related Equipment Certificates. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

         The Pass Through Certificates will be issued in fully registered form only and may, if so specified in the applicable Series Supplement, be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). If the Pass Through Certificates are so registered, no Certificateholder will be entitled to receive a certificated Pass Through Certificate representing such person's interest in the related Pass Through Trust unless such certificates are issued as described below. Unless certificated Pass Through Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificateholders in accordance with DTC procedures. See "Description of the Pass Through Certificates -- Book-Entry Procedures." (Pass Through Agreement, Section 2.12)

         Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the applicable Prospectus Supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

         The applicable Prospectus Supplement will describe the specific Series of Pass Through Certificates offered thereby, including:

      (1)  the specific designation and title of such Pass Through
           Certificates;

      (2)  the Pass Through Trustee for such series of Pass Through
           Certificates;

      (3) the Regular Distribution Dates (as herein defined) and Special Distribution Dates (as herein defined) applicable to such Pass Through Certificates and the applicable Cut-Off Date (as herein defined), if any;

      (4)  the specific form of such Pass Through Certificates;

      (5) a description of the Equipment Certificates to be purchased by such Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Certificates may or must be repaid in whole or in part, by the Corporation or, with respect to Leased Aircraft Certificates, the related Owner Trustee;

      (6) a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft;

      (7) a description of the related Participation Agreement and Indenture, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Certificates;

      (8) if such Pass Through Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Collateral Agreement, if any, including (a) the names of the related Owner Trustee, (b) a description of the events of default under the related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Certificates, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of the Corporation to pay rent under the related Lease;

      (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties thereto without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of, such Equipment Certificates; and

      (10) any other special terms pertaining to such Pass Through
           Certificates.

         Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

         The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the foregoing. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the applicable Series Supplement. (Pass Through Agreement, Section 3.06)

         The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation. However, the Certificateholders of each Series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates - Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

Book-Entry Procedures

         If specified in the applicable Prospectus Supplement, the Pass Through Certificates will be subject to the provisions described below. Upon issuance, each Series of Pass Through Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Certificateholder will be entitled to receive a certificated Pass Through Certificate, except as set forth below.

         DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Pass Through Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Pass Through Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Pass Through Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants. Distributions by DTC Participants to Certificateholders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Certificateholders will not have possession of the Pass Through Certificates, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Pass Through Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of physical certificates for such Pass Through Certificates.

         None of the Corporation, the Pass Through Trustee or any other agent of the Corporation or the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Pass Through Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder" will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Pass Through Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Certificateholder under the Pass Through Agreement and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Pass Through Certificates are credited. Additionally, DTC has advised the Corporation that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

         Same-Day Settlement and Payment. All payments made by the Corporation to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

         Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Pass Through Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

         Certificated Form. The Pass Through Certificates will be issued in fully registered, certificated form to Certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Pass Through Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Pass Through Certificates and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Pass Through Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Pass Through Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Pass Through Certificates and receipt of instructions for reregistration, the Pass Through Trustee will reissue the Pass Through Certificates in certificated form to Certificateholders or their nominees. (Pass Through Agreement, Section 2.12)

         Certificates in certificated form will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable Series Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Payments and Distributions

         The Corporation will make scheduled payments of principal of, and interest on the unpaid amount of, the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased Aircraft, the Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During the Pre-Funding Period, if any, for such Leased Aircraft, however, the related Collateral Account, together with the other security pledged under the related Indenture or otherwise provided to the Indenture Trustee will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation on such payment date. See "Description of the Equipment Certificates -- Delayed Lease Commencement."

         Following any Pre-Funding Period, after the Indenture Trustee has made such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each such Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

         Payments of principal of, and interest on the unpaid amount of, the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Certificates are referred to herein as "Scheduled Payments," and the dates specified for distributions of Scheduled Payments to the Pass Through Trustee in the applicable Prospectus Supplement are referred to herein as "Regular Distribution Dates"). For each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within five Business Days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to certain exceptions. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Sections 5.01 and 5.02) If a Scheduled Payment is received more than five Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

         After any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor (as such terms are defined below) for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

         For any Pass Through Trust, any payments of principal, premium, if any, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received (i) for the prepayment of such Equipment Certificates in connection with certain events specified in the applicable Prospectus Supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period as described below),
(ii) upon the prepayment by the related Owner Trustee of such Equipment Certificates following a default in respect of such Equipment Certificates, and (iii) on account of the sale of such Equipment Certificates by the Pass Through Trustee (such payments are referred to herein as "Special Payments"), will be distributed on the dates determined as set forth in the applicable Prospectus Supplement (each, a "Special Distribution Date" and, together with the Regular Distribution Dates, the "Distribution Dates"). See "Description of the Equipment Certificates -- Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of such prepayments during any Pre-Funding Period. Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless otherwise specified in the applicable Prospectus Supplement. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates -- Prepayment" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

         The Pass Through Agreement requires that the Pass Through Trustee establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more non-interest bearing accounts (a "Certificate Account") for the deposit of Scheduled Payments on the Equipment Certificates held in such Pass Through Trust and one or more accounts which will, except in connection with Permitted Investments as defined below, be non-interest bearing (a "Special Payments Account") for the deposit of Special Payments on such Equipment Certificates. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payments so received by it in the related Special Payments Account pending distribution thereof. (Pass Through Agreement, Section 5.01) Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on such investment will be distributed with such Special Payment. "Permitted Investments" are non-callable and non-redeemable direct obligations of the United States of America maturing on or prior to the day required for the distribution of any such funds on the applicable Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

         If at any time, the Pass Through Certificates of any Pass Through Trust are issued in the form of certificated Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement, Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

         If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement,
Section 13.15)

Pool Factors

         Except as provided below, the Pool Factor (as defined below) for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the applicable Prospectus Supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the applicable Prospectus Supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance (as defined below) of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

         Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to the Corporation and deposited in a deposit trust account in connection with a delayed purchase of the Equipment Certificates. The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. (Pass Through Agreement, Article I)

         Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement, Article I)

Statements to Certificateholders

         On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution being made on such Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for such Pass Through Trust, as to (i) and (ii) below):

      (i) the amount of such distribution allocable to principal and allocable to premium, if any;

      (ii) the amount of such distribution allocable to interest; and

     (iii) the Pool Balance and the Pool Factor for such Pass Through Trust.

         So long as the Pass Through Certificates of any related Pass Through Trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such related Pass Through Trust on such record date. On each Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificateholders.

         In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. (Pass Through Agreement, Section 5.03)

         At such time, if any, as the Pass Through Certificates of a related Pass Through Trust are issued in certificated form, the related Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records on the registrar for such Pass Through Trust.

Voting of Equipment Certificates

         The Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default (as defined below) with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 7.01)

Events of Default and Certain Rights Upon an Event of Default

         The Pass Through Agreement defines an event of default for any Pass Through Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default under the Indentures will be described in the applicable Prospectus Supplement and, for the Leased Aircraft, will include events of default under the related Leases ("Lease Events of Default"). Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled.

         The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

         Under each Leased Aircraft Indenture the related Owner Trustee and the Owner Participant will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The applicable Prospectus Supplement will contain a more detailed discussion of certain provisions described in this paragraph.

         The Pass Through Agreement provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, shall vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Pass Through Agreement also provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections 7.01 and 7.09)

         The ability of the Certificateholders of any one Pass Through Trust to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. Each Pass Through Trust will hold Equipment Certificates outstanding under such Indenture. Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of such Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

         As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Agreement provides that the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02) The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers. If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount thereof, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or the Corporation or, in the case of Leased Aircraft Certificates, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

         For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises its option, if any, to prepay or purchase the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee or the Owner Participant to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

         Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

         The Pass Through Agreement provides that the Pass Through Trustee will, within 90 days after the occurrence of a default (as defined below) under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to it. Under no circumstances, however, may the Pass Through Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Pass Through Agreement, Section 7.11)

         The Pass Through Agreement provides that for each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under such Pass Through Trust at the request of such Certificateholders. (Pass Through Agreement, Section 8.03)

         In certain cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of all the Certificateholders of such Pass Through Trust waive any past default or Event of Default with respect to such Pass Through Trust and thereby annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Any such waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding thereunder. (Pass Through Agreement, Section 7.10)

         Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Certificates issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. If, as described above, the Certificateholders of a Pass Through Trust elect to waive a past default or Event of Default with respect to such Pass Through Trust, the principal amount of the Equipment Certificates issued under the related Indenture and held in such Pass Through Trust will be counted in favor of the waiver of the corresponding past default or Indenture Event of Default under the related Indenture when the Indenture Trustee determines whether such past default or Indenture Event of Default has been waived by the requisite majority in aggregate unpaid principal amount of Equipment Certificates under such Indenture. If, for example, the Equipment Certificates issued under an Indenture held in a Pass Through Trust constitute only 45% in aggregate unpaid principal amount of the Equipment Certificates issued and unpaid under such Indenture, even if all the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee not to waive a past default or Event of Default with respect to such Pass Through Trust and, consequently, to vote such Equipment Certificates against the waiver of the corresponding past default or Indenture Event of Default under such Indenture, the Equipment Certificates so voted by the Pass Through Trustee on behalf of such Pass Through Trust would not alone be sufficient under the terms of such Indenture to compel the Indenture Trustee to refrain from giving such waiver. Moreover, there would be no assurance that the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture would at such time vote such Equipment Certificates against such waiver. Therefore, if the Certificateholders of a Pass Through Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Certificates held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture will be waived whether or not the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture waive such past default or Event of Default with respect to such other Pass Through Trust.

Modifications of the Pass Through Agreement

         The Pass Through Agreement contains provisions permitting the Corporation and the Pass Through Trustee to enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

     (i) provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates;

     (ii) evidence the succession of another corporation to the Corporation and the assumption by such corporation of the Corporation's obligations under the Pass Through Agreement and the applicable Series Supplement;

     (iii) add to the covenants of the Corporation for the protection of the related Certificateholders;

     (iv) surrender any right or power conferred upon the Corporation in the Pass Through Agreement or any Series Supplement;

     (v) cure any ambiguity or correct or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, or make any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related Certificateholders;

     (vi) correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

     (vii) evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts;

    (viii) modify, eliminate or add to the provisions of the Pass Through Agreement or any Series Supplement to the extent necessary to continue to qualify such Pass Through Agreement or such Series Supplement under the Trust Indenture Act or any similar Federal statute enacted thereafter;

      (ix) make any other amendments or modifications which shall only apply to any Pass Through Trust established thereafter; and

      (x) add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders,

provided that in each case such modification does not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.01)

         The Pass Through Agreement also provides that the Corporation and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

     (a) reduce the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due;

     (b) reduce, modify or amend any indemnities in favor of any Certificateholder (unless consented to by each such holder adversely affected thereby);

     (c) create or permit the creation of any lien on the Trust Property or deprive any holder of any such Equipment Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement;

     (d) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement; or

     (e) cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.02)

Modification, Consents and Waivers under the Indenture and Related Agreements

         If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a certain date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

Termination of Pass Through Trusts

         The obligations of the Corporation and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of such Pass Through Trust by mail of, among other things, the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution for each Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such termination notice. (Pass Through Agreement, Section 12.01)

Delayed Purchase

         If, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Certificates contemplated to be held in the related Pass Through Trust, such Equipment Certificates may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will transfer the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Certificates on such date of issuance to the Corporation which will deposit such amount into a deposit trust account pending the purchase of the Equipment Certificates not so purchased. Such proceeds will be invested in specified investments at the direction and risk of, and for the benefit of, the Corporation until applied to such purchase. Earnings on specified investments in such deposit trust account will be paid to the Corporation periodically, and the Corporation will be responsible for any losses. Subject to a Special Payment upon unavailability of the Trust Property as described below, in return for its interest in the funds transferred to the deposit trust account, if the Equipment Certificates that were not so purchased become available for purchase on or prior to the date specified in the applicable Prospectus Supplement, then the Corporation will cause an amount equal to the purchase price of such Equipment Certificates to be transferred from the deposit trust account to the Pass Through Trustee on the date for such delayed purchase. On the initial Regular Distribution Date, the Corporation will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Certificates purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Certificates by the Pass Through Trustee. (Pass Through Agreement, Section 2.02)

Special Payment Upon Unavailability of Trust Property

         For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the applicable Prospectus Supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, the Corporation will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment on the date specified in the applicable Prospectus Supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. The Corporation will also pay to the Pass Through Trustee on such date an amount equal to such interest. The Corporation will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)

The Pass Through Trustee; the Indenture Trustee

         The Pass Through Trustee for each of the Pass Through Trusts will be named in the Prospectus Supplement. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement, Section 8.05)

         Unless otherwise specified in the related Prospectus Supplement, NationsBank of Georgia, National Association, an affiliate of NationsBank, will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued. An affiliate of NationsBank of Georgia, National Association acts as trustee under other indentures with respect to other indebtedness by the Corporation. The Corporation from time to time borrows from, and maintains deposit accounts with, NationsBank of Georgia, National Association and its affiliates.

         The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, the Corporation may remove such Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of such Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. In addition, the Pass Through Trustee of any Pass Through Trust may be removed without cause by the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates.

         In the case of the resignation or removal of the Pass Through Trustee, the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of such a resignation or removal.

         The Pass Through Agreement provides that the Corporation will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by the Corporation for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or gross negligence or by reason of a breach of any of its representations or warranties set forth in the Pass Through Agreement or the applicable Series Supplement or any related documents. In certain circumstances, the Pass Through Trustee will be entitled to be reimbursed from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of any Pass Through Trust. (Pass Through Agreement, Articles VIII and IX).


                   DESCRIPTION OF THE EQUIPMENT CERTIFICATES

         The discussion that follows is a summary that does not purport to be complete and is qualified in its entirety by the detailed information appearing in the applicable Prospectus Supplement. The following summary includes descriptions of the material terms of the Equipment Certificates and the Indentures. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Equipment Certificates, the Indenture and the Participation Agreement relating to each Aircraft and, for Leased Aircraft, the Lease and the Collateral Agreement, if any, relating thereto. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, the summary applies to any Equipment Certificate and any Indenture. Additional provisions with respect to the Equipment Certificates, the Indentures and the Participation Agreements and, for Leased Aircraft, the Leases and the Collateral Agreements, if any, relating to any particular offering of Pass Through Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

         For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations by the Corporation and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates will be specified in the applicable Prospectus Supplement. The Corporation will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Certificates.

         For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to the Corporation pursuant to a separate Lease between such Owner Trustee and the Corporation. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates. The Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, the Corporation will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, with respect to a Delayed Lease Aircraft (as defined below), on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and the other security pledged under the related Indenture or otherwise available to the Indenture Trustee. See "Delayed Lease Commencement" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

         In certain circumstances described in the applicable Prospectus Supplement, the Corporation will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Certificates on a full recourse basis, which would reflect a financing contemplated by an Owned Aircraft Indenture.

         For any Owned Aircraft, if specified in the applicable Prospectus Supplement, the Corporation may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase such Owned Aircraft from the Corporation and lease such Aircraft back to the Corporation under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through Trust and the offering and sale of the related Pass Through Certificates pursuant to such Prospectus Supplement. In such event, such Owner Trustee will assume, on a nonrecourse basis, the obligations of the Corporation to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, the Corporation, although the Corporation will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by such Owner Trustee to the Indenture Trustee of such Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" below and "Federal Income Tax Consequences." The terms and conditions under which any such sale and leaseback transaction may be consummated will be described in the applicable Prospectus Supplement.

         Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related Collateral Account, together with the other security pledged under the related Indenture or otherwise available to the Indenture Trustee will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation pursuant to the related Lease. See "Delayed Lease Commencement" below.

Principal and Interest Payments

         Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum set forth in the applicable Prospectus Supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Principal received by the Pass Through Trustee on such Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis as set forth in the Prospectus Supplement.

Prepayment

         The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Equipment Certificates.
See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of certain events which would require prepayment of Leased Aircraft Certificates related to a Leased Aircraft during any related Pre-Funding Period.

Security

         Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

      (i) an assignment by the related Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described below) under the applicable Lease, including the right to receive rent and other payments thereunder;

     (ii)  a security interest granted to the Indenture
           Trustee in the related Leased Aircraft, subject to the rights of the Corporation under such Lease and to certain other liens and encumbrances; and

     (iii) an assignment to such Indenture Trustee of such Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Leased Aircraft and of such engines. See "Registration of the Aircraft" below.

The assignment by such Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to:

      (i)  indemnification by the Corporation for certain matters;

      (ii) proceeds of public liability insurance payable to such Owner Trustee in its individual capacity and to such Owner Participant under insurance maintained by the Corporation under such Lease; and

     (iii) proceeds of any insurance policies separately maintained by such Owner Trustee in its individual capacity or by such Owner Participant.

The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement.

         The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by (i) a security interest granted to the Indenture Trustee in all of the Corporation's right, title and interest in and to the related Owned Aircraft and (ii) an assignment to such Indenture Trustee of certain of the Corporation's rights relating to such Owned Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Owned Aircraft and of such engines. See "Registration of the Aircraft" below.

         There will be no cross-collateralization provisions in the Indentures and consequently the Equipment Certificates issued in respect of one of the Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related thereto. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

         Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

      (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

      (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

      (c) the confirmation of a plan by the bankruptcy court; and

      (d) any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

         If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by (i) the related Collateral Account and (ii) certain additional security which may include, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as the Corporation's ("Additional Collateral"). See "Delayed Lease Commencement" below.

Registration of the Aircraft

         The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification) (the "Transportation Code"), in the name of the Corporation, in the case of an Owned Aircraft, or in the name of the Owner Trustee, after commencement of a Lease in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and the Lease, if any, relating to each such Aircraft under the Transportation Code. Such recordation of the Indenture and the Lease, if any, relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified to the Convention on the International Recognition of Rights in Aircraft (the "Convention").

         The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362 and 363 of the Bankruptcy Code. While such assurances are intended to provide that the Corporation's (in the case of an Owned Aircraft) or the Owner Trustee's (in the case of a Leased Aircraft) title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

         Also, each Aircraft may be operated by the Corporation, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Merger, Consolidation and Transfer of Assets

         With respect to each Aircraft, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

     (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

     (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

     (iii) such consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owned Aircraft Indenture.

Delayed Lease Commencement

         If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then until commencement of a Lease with respect to such Leased Aircraft and the Indenture Trustee's release of funds from the related Collateral Account, which is expected to occur at the same time as the commencement of such Lease, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to the Indenture Trustee's release of such funds is referred to as the "Pre-Funding Period."

         In the case of Leased Aircraft Certificates relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Certificates to the applicable Pass Through Trusts, after deducting certain expenses of the offering of the related Pass Through Certificates, will be deposited by the Owner Trustee, on the date of such sale, in a collateral account (a "Collateral Account") established pursuant to a collateral agreement between the Owner Trustee and the Indenture Trustee (a "Collateral Agreement"). Such Collateral Account will secure payment of the related Leased Aircraft Certificates. In addition, the Corporation will be required to provide to the Indenture Trustee Additional Collateral for such Leased Aircraft Certificates during the related Pre-Funding Period. See "Security" above.

         Funds in the Collateral Account will be invested at the risk of the Owner Trustee in U.S. government obligations pursuant to the related Collateral Agreement and further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the Collateral Account pending distribution as contemplated below.

         Unless otherwise specified in an applicable Prospectus Supplement, the Leased Aircraft Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in the Collateral Account, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement.

         Subject to any mandatory prepayment contemplated below, under the Collateral Agreement relating to a Delayed Lease Aircraft, on each date during the scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Certificates, the Indenture Trustee shall withdraw from the Collateral Account the amount necessary to make the scheduled payment then due. If the Indenture Trustee shall not have released the funds in the Collateral Account on the date scheduled for the commencement of the Lease relating to such Delayed Lease Aircraft, then on each scheduled payment date during the Pre-Funding Period that occurs after such scheduled commencement date, the Indenture Trustee shall withdraw from the Collateral Account the excess of the amount therein over the amount specified to be retained in such Collateral Account to be applied to the purchase price of the Delayed Lease Aircraft. If the amount withdrawn is less than the scheduled payment then due, the Indenture Trustee shall draw the deficiency from any available Additional Collateral and will apply such amount to satisfy the corresponding payment obligation. On the first scheduled payment date after any Pre-Funding Period with respect to a Delayed Lease Aircraft, the Indenture Trustee will withdraw from the Collateral Account or otherwise realize from the Additional Collateral the difference between the scheduled payment then due and the rental payment due on such payment from the Corporation.

Mandatory Prepayment During the Pre-Funding Period

         To the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the cut-off date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period either (i) a "Deemed Event of Loss" will occur and the Collateral Account and, to the extent necessary, any Additional Collateral will be drawn upon and the related Leased Aircraft Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement or (ii) the Corporation will assume the Leased Aircraft Certificates on a full recourse basis.

         With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth (i) any mandatory prepayment of the related Leased Aircraft Certificates, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period and (ii) any option the Corporation may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

Owned Aircraft Indenture Covenants

         Maintenance. The Corporation will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Owned Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

         Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Owned Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Owned Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

         Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Owned Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Owned Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

         The Corporation and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

Payments and Limitation of Liability

         All payments of principal of, premium, if any, and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien of the related Leased Aircraft Indenture. The income and proceeds received by the Indenture Trustee therefrom or from certain payments received by the Indenture Trustee to be applied pursuant to such Leased Aircraft Indenture, including, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period and, on and after the commencement of the related Lease and, in the case of a Delayed Lease Aircraft, after the related Pre-Funding Period, rent payable by the Corporation under the related Lease. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

         Neither the Owner Trustee or the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

         The Corporation's obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of the Corporation.

Indenture Events of Default and Remedies

         For any Pass Through Trust, the applicable Prospectus Supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

The Leases

Upon the commencement of any Lease, the following terms will be applicable:

         Terms and Rentals. Each Leased Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Leased Aircraft Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

         For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft and after the related Pre-Funding Period, the Corporation will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the applicable Prospectus Supplement.

         Net Lease. The Corporation's obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry.
If, however, the Leased Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

         Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Leased Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to a Leased Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described above.

         Insurance. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Leased Aircraft, at its own cost and expense, in such amounts, against such risks, with such deductibles or retentions (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Leased Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure (including by way of deductibles and retentions) in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance.

         The Corporation and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

         Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

         The Corporation will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including holders of the Equipment Certificates or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to certain restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.


                        FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Davis Polk & Wardwell, tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers thereof at the "issue price" who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

General

         The Pass Through Trusts will not be classified as associations taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the Equipment Certificates and any other property held in the related Pass Through Trust. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates and any other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

         A purchaser of an interest in a Pass Through Certificate will be treated as purchasing an interest in each Equipment Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a Prospectus Supplement, the Corporation anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

         If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold his pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Leased Aircraft Certificates, although the matter is not entirely free from doubt, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Leased Aircraft Certificates. However, if the Corporation were to assume an Owner Trust's obligations under the related Leased Aircraft Certificates upon a purchase of the related Aircraft by the Corporation, or an Owner Trust were to assume the Company's obligations under Owned Aircraft Certificates upon a conversion of an Owned Aircraft to a Leased Aircraft, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Certificates at such time.

Sales or Exchanges of Pass Through Certificates

         A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold his pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

Backup Withholding

         Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.


                             ERISA CONSIDERATIONS

         Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code and, therefore, may purchase the Pass Through Certificates.


                             PLAN OF DISTRIBUTION

         The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

         The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

         Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any Series.

         Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                 LEGAL MATTERS

         Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by counsel for any agents, dealers or underwriters ("Underwriters' Counsel"). Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each Series of Pass Through Certificates by the Pass Through Trustee, and of George W. Hearn, Vice President - Law of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement. At October 16, 1995, Mr. Hearn owned zero shares of the Corporation's common stock and had been granted options to purchase 14,675 shares of the Corporation's common stock. Of the options granted, 7,325 were vested at such date.


                                    EXPERTS

         The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1995 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         With respect to the unaudited interim financial information for the quarter ended August 31, 1995, included in the Corporation's Quarterly Report on Form 10-Q for such period, which is incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


======================================  ======================================
    No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representation not contained in this
Prospectus Supplement or the Prospectus
in connection with the offering                      $195,000,000
covered by this Prospectus Supplement
and the Prospectus.  If given or
made, such information or representation
must not be relied upon as having
been authorized by the Corporation or
the Underwriters.  This Prospectus                       [LOGO]
Supplement or the Prospectus does not
constitute an offer to sell, or the
solicitation of an offer to buy, the
Pass Through Certificates in any
jurisdiction where, or to any person         $            1995 Pass Through
to whom, it is unlawful to make such            Certificates, Series B1
offer or solicitation.  Neither the          $            1995 Pass Through
delivery of this Prospectus Supplement           Certificates, Series B2
or the Prospectus nor any sale made          $            1995 Pass Through
hereunder or thereunder shall, under            Certificates, Series B3
any circumstances, create an
implication that there has not been
any change in the facts set forth in
this Prospectus Supplement or the
Prospectus or in the affairs of the
Corporation since the date hereof.


          -----------------                         -----------------------
                                                     PROSPECTUS SUPPLEMENT
          TABLE OF CONTENTS                         -----------------------

        Prospectus Supplement
                                  Page
                                  ----

Prospectus Summary...............  S-3
Federal Express Corporation...... S-10
Use of Proceeds.................. S-10
Description of the Pass Through
  Certificates................... S-11
Description of the Equipment
  Trust Certificates............. S-14
Certain New York Taxes........... S-34              Goldman, Sachs & Co.
ERISA Considerations............. S-35
Underwriting..................... S-37         J.P. Morgan Securities Inc.
Legal Matters.................... S-38
Glossary of Certain Terms........  A-1               Morgan Stanley & Co.
                                                         Incorporated
          Prospectus

Available Information............    3
Reports to Pass Through
  Certificateholders.............    3
Incorporation of Certain
  Documents by Reference.........    3
Federal Express Corporation......    4
Ratio of Earnings to Fixed
  Charges........................    4
Outline of Pass Through Trust
  Structure......................    5
Use of Proceeds..................    5
Diagram of Payments..............    7
Description of the Pass Through
  Certificates...................    8
Description of the Equipment
  Certificates...................   23
Federal Income Tax Consequences..   33
ERISA Considerations.............   35
Plan of Distribution.............   35
Legal Matters....................   36             October   , 1995
Experts..........................   36

======================================  ======================================


                          APPENDIX A

A diagram is included following the third paragraph of "Diagram of Payments." The diagram contains boxes representing the parties identified in the first paragraph of "Diagram of Payments," which are connected by arrows demonstrating the cash flows described in each of the second and third paragraphs.